Exhibit 99.2

MACARTHUR COAL LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the year ended 30 June 2011

	Note	2011 $’000	2010 $’000
Revenue from coal sales		687,325	670,502
Cost of coal sold		(418,868)	(397,800)

Gross profit		268,457	272,702
Other income	7	131,821	10,862
Distribution expenses		(45,256)	(56,550)
Administration expenses		(24,743)	(19,345)
Other expenses	8	(15,586)	(25,894)

Results from operating activities		314,693	181,775
Finance income	11	28,433	14,174
Finance expenses	11	(11,653)	(12,169)

Net financial income		16,780	2,005

Share of loss of equity accounted investees, net of income tax	30	(5,671)	(10,934)

Profit before income tax		325,802	172,846
Income tax expense	12(a)	(84,412)	(47,782)

Profit for the year		241,390	125,064

Other comprehensive income*
Effective portion of changes in fair value of cash flow hedges		15,045	12,469
Net change in fair value of cash flow hedges reclassified to profit and loss		(9,912)	(26,807)

Other comprehensive income for the year, net of income tax		5,133	(14,338)

Total comprehensive income for the year		246,523	110,726

Earnings per share:
Basic earnings per share	14	$0.83	$0.49
Diluted earnings per share	14	$0.83	$0.49

*	Amounts recognised in comprehensive income are disclosed net of income tax.

The consolidated statement of comprehensive income should be read in conjunction with the notes to the financial statements set out on pages F-6 to F-92.

MACARTHUR COAL LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at 30 June 2011

	Note	2011 $’000	2010 $’000
Current assets
Cash and cash equivalents	15	415,161	348,216
Trade and other receivables	16	736,576	209,105
Inventories	17	38,926	49,762
Other financial assets	18	41,058	26,211
Overburden in advance	19	182,256	146,548

Total current assets		1,413,977	779,842

Non-current assets
Trade and other receivables	16	106,168	75,309
Investments in equity accounted investees	30	241,161	338,554
Inventories	17	4,368	—
Other financial assets	18	7,035	4,263
Property, plant and equipment	20	240,604	250,715
Exploration and evaluation assets	21	100,309	98,483
Overburden in advance	19	21,824	19,905

Total non-current assets		721,469	787,229

Total assets		2,135,446	1,567,071

Current liabilities
Trade and other payables	22	101,758	125,677
Loans and borrowings	23	20,769	15,822
Current tax payable	12	20,929	55,025
Employee benefits	24	6,878	5,179
Provisions	25	2,930	3,459
Other financial liabilities	26	2,265	6,639

Total current liabilities		155,529	211,801

Non-current liabilities
Loans and borrowings	23	64,543	83,600
Deferred tax liabilities	13	90,600	76,604
Employee benefits	24	119	87
Provisions	25	30,584	30,602
Other financial liabilities	26	587	35,782

Total non-current liabilities		186,433	226,675

Total liabilities		341,962	438,476

Net assets		1,793,484	1,128,595

Equity
Share capital		1,253,923	713,420
Reserves		1,841	(2,752)
Retained earnings		537,720	417,927

Total equity		1,793,484	1,128,595

The consolidated statement of financial position should be read in conjunction with the notes to the financial statements set out on pages F-6 to F-92.

MACARTHUR COAL LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Year ended 30 June 2011

	Attributable to owners of the Company
	Note	Share capital $’000	Hedging reserve $’000	Share- based payments reserve $’000	Reserve for own shares $’000	Retained earnings $’000	Total equity $’000
Balance at 1 July 2009		651,423	11,187	182	—	346,273	1,009,065

Total comprehensive income for the year
Profit or loss		—	—	—	—	125,064	125,064

Other comprehensive income
Effective portion of changes in fair value of cash flow hedges*		—	12,469	—	—	—	12,469
Net change in fair value of cash flow hedges reclassified to profit or loss*		—	(26,807)	—	—	—	(26,807)

Total other comprehensive income		—	(14,338)	—	—	—	(14,338)

Total comprehensive income for the year		—	(14,338)	—	—	125,064	110,726

Transactions with owners, recorded directly in equity*

Contributions by and distributions to owners
Dividends to equity holders	27	—	—	—	—	(53,410)	(53,410)
Issue of ordinary shares	27	61,997	—	—	—	—	61,997
Share-based payment transactions	24	—	—	217	—	—	217

Total contributions by and distributions to owners		61,997	—	217	—	(53,410)	8,804

Balance at 30 June 2010		713,420	(3,151)	399	—	417,927	1,128,595

Balance at 1 July 2010		713,420	(3,151)	399	—	417,927	1,128,595

Total comprehensive income for the year
Profit or loss		—	—	—	—	241,390	241,390

Other comprehensive income
Effective portion of changes in fair value of cash flow hedges*		—	15,045	—	—	—	15,045
Net change in fair value of cash flow hedges reclassified to profit or loss*		—	(9,912)	—	—	—	(9,912)

Total other comprehensive income		—	5,133	—	—	—	5,133

Total comprehensive income for the year		—	5,133	—	—	241,390	246,523

Transactions with owners, recorded directly in equity*

Contributions by and distributions to owners
Dividends to equity holders	27	—	—	—	—	(121,597)	(121,597)
Issue of ordinary shares	27	540,503	—	—	—	—	540,503
Own shares acquired		—	—	—	(580)	—	(580)
Share-based payment transactions	24	—	—	40	—	—	40

Total contributions by and distributions to owners		540,503	—	40	(580)	(121,597)	418,366

Balance at 30 June 2011		1,253,923	1,982	439	(580)	537,720	1,793,484

*	Amounts recognised are disclosed net of income tax.

The consolidated statement of changes in equity should be read in conjunction with the notes to the financial statements set out on pages F-6 to F-92.

MACARTHUR COAL LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended 30 June 2011

	Note	2011 $’000	2010 $’000
Cash flows from operating activities
Cash receipts from customers		727,351	650,541
Cash paid to suppliers and employees		(531,219)	(429,227)

Cash generated from operating activities		196,132	221,314
Interest received		25,556	13,805
Income tax paid		(109,290)	(65,000)
Income tax refund		5,371	7,009

Net cash from operating activities	36	117,769	177,128

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		142	32
Acquisition of property, plant and equipment		(11,652)	(9,824)
Deposit on land purchase		(7,500)	—
Proceeds from partial disposal of equity accounted investee	7	97,600	7,000
Proceeds from partial disposal of mining project		14,976	—
Exploration and evaluation expenditure		(12,517)	(10,310)
Contributions from joint ventures		507,649	446,399
Contributions to joint ventures		(519,635)	(448,614)
Loans to other entities		(370,000)	—
Repayment of loans to related parties		1,219,616	771,700
Advances to related parties		(1,359,761)	(835,411)
Deposits made with financial institutions in relation to guarantees provided		(2,772)	(1,509)

Net cash used in investing activities		(443,854)	(80,537)

Cash flows from financing activities
Proceeds from share issues		487,402	61,997
Payment of interest and financial expenses		(2,101)	(743)
Repayment of other financial liabilities		(3,700)	(3,621)
Payments for finance lease liabilities		(20,075)	(20,174)
Dividends paid	27	(68,496)	(53,410)

Net cash from /(used in) financing activities		393,030	(15,951)

Net increase in cash and cash equivalents		66,945	80,640
Cash and cash equivalents at 1 July		348,216	267,576

Cash and cash equivalents at 30 June	15	415,161	348,216

The consolidated statement of cash flows should be read in conjunction with the notes to the financial statements set out on pages F-6 to F-92.

MACARTHUR COAL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 30 June 2011

1. Reporting entity

Macarthur Coal Limited (the “Company”) is a company domiciled in Australia. The address of the Company’s registered office is 100 Melbourne Street, South Brisbane, QLD, 4101. The consolidated financial statements of the Company as at and for the year ended 30 June 2011 comprise the Company and its subsidiaries (together referred to as the “Group” and individually as “Group entities”) and the Group’s interest in associates and jointly controlled entities. The Group primarily is involved in exploration, project evaluation, project development and coal mining activities in Queensland’s Bowen Basin.

2. Financial statements

(a) Description and purpose

The Financial Statements of the Group consist of:

•	the consolidated statements of financial position as at 30 June 2011 and 30 June 2010;

•	the consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended 30 June 2011 and 30 June 2010;

•	a basis of preparation note;

•	a description of the significant accounting policies; and

•	other explanatory notes.

The Financial Statements have been prepared for inclusion by Peabody Energy Corporation, the Company’s ultimate parent entity, in one or more documents in connection with its Form 8-K/A filing with the U.S. Securities Exchange Commission as a result of its acquisition of the Group.

(b) Basis of preparation

The Financial Statements are general purpose financial statements which have been prepared in accordance with Australian Accounting Standards (AASBs) adopted by the Australian Accounting Standards Board (AASB). The Financial Statements comply with International Financial Reporting Standards (IFRSs) adopted by the International Accounting Standards Board (IASB).

The consolidated financial statements were authorised for issue by the Board of Directors on 22 December 2011.

(c) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except that derivative financial instruments are measured at their fair value.

The methods used to measure fair values are discussed further in Note 4.

(d) Functional and presentation currency

These consolidated financial statements are presented in Australian dollars, which is the Company’s functional currency and the functional currency of all of its subsidiaries.

The Company is of a kind referred to in ASIC Class Order 98/100 dated 10 July 1998 and in accordance with that Class Order, all financial information presented in Australian dollars has been rounded to the nearest thousand dollars, unless otherwise stated.

(e) Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with accounting standards requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

Management discuss with the Audit and Risk Management Committee the development, selection and disclosure of the Group’s critical accounting policies and estimates and the application of these policies and estimates. The significant areas of estimation uncertainty and critical judgements in applying accounting policies that have the most significant effect on the amount recognised in the financial statements are discussed below.

Estimates and assumptions

Coal Reserves

Economically recoverable coal reserves at the Coppabella mine of 43,247,000 (2010: 46,179,000) tonnes and Moorvale mine of 21,257,000 (2010: 24,189,000) tonnes, relate to the estimated quantity of coal in an area of interest that can be expected to be profitably extracted, processed and sold. The Group determines and reports coal reserves under the Australasian Code of Reporting of Mineral Resources and Ore Reserves (the JORC Code). This includes estimates and assumptions in relation to geological, technical and economic factors, including: quantities, grades, production techniques, recovery rates, production costs, transport costs, exchange rates and expected coal demand and prices. Changes in coal reserves impact on the assessment of recoverability of property, plant and equipment and investments in equity accounted investees, including the carrying value of assets depreciated on a units of production basis, and rehabilitation and dismantling provisions.

Exploration and evaluation assets

Determining the recoverability of exploration and evaluation expenditure capitalised in accordance with the Group’s accounting policy (refer Note 3(f)), requires estimates and assumptions as to future events and circumstances, in particular, whether successful development and commercial exploitation, or alternatively sale, of the respective areas of interest will be achieved. The Group applies the principles of accounting standards and recognises exploration and evaluation assets when the rights of tenure of the area of interest are current, and the exploration and evaluation expenditures incurred are expected to be recouped through successful development and exploitation of the area. If, after having capitalised the expenditure under the Group’s accounting policy in Note 3(f), a judgement is made that recovery of the carrying amount is unlikely, an impairment loss is recorded in profit or loss in accordance with the Group’s accounting policy in Note 3(k). The carrying amounts of exploration and evaluation assets are set out in Note 21.

Rehabilitation and dismantling provisions

Certain estimates and assumptions are required to be made in determining the cost of rehabilitation and restoration of the areas disturbed during mining activities and the cost of dismantling of mining infrastructure in accordance with the Group’s accounting policy (refer Note 3(m)). The amount the Group is expected to incur to settle its future obligations includes estimates regarding: the appropriate rate at which to discount the liability, the expected timing of the cash flows and the expected life of mine (which is based on coal reserves, refer above), the application of relevant environmental legislation, and the future expected costs of rehabilitation, restoration and dismantling. At 30 June 2011, the Group has used a discount rate of 6.15% (2010: 5.56%).

Changes in the estimates and assumptions used could have a material impact on the carrying value of the rehabilitation and dismantling provision and related asset. The provision is reviewed at each reporting date and updated based on the best available estimates and assumptions at that time. The carrying amount of the rehabilitation and dismantling provision and related assets is set out in Note 25.

Recoverability of non-current assets

As set out in Note 3(k), certain assumptions are required to be made in order to assess the recoverability of non-current assets where there is an impairment indicator. Key assumptions include future coal prices, future cash flows, discount rate and estimates of coal reserves. Estimates of coal reserves in themselves are dependent on various assumptions (refer above). Changes in these assumptions could therefore affect estimates of future cash flows used in the assessment of recoverable amount, estimates of the life of mine and depreciation. Further details of impairment testing assumptions relating to investments in equity accounted investees are included in Note 30. The carrying amounts of applicable non-current assets are set out in Notes 20 and 30.

Contingent liabilities—litigation

Certain claims have been made on the Group. Judgements about the validity of the claims have been made by the Directors. Further details are included in Note 32.

Financial Instruments including hedge accounting

As set out in Note 3(c), management’s judgement is necessary when determining whether a derivative financial instrument qualifies for hedge accounting. Factors such as forecast demand, production and port allocation are considered when assessing whether forecast transactions are highly probable as required by accounting standards. The carrying amounts of financial instruments are set out in Notes 18 and 26.

The recognition and measurement of derivative liabilities disclosed in Note 26, requires that certain estimations and assumptions be made in determining the fair value of the underlying transaction which results in the recognition of the derivative liabilities. Factors affecting future project fair value such as coal reserves, coal pricing and production costs are considered. Estimates of coal reserves in themselves are dependent on various assumptions (refer F-7). Changes in these estimates could materially impact on coal reserves, and could therefore affect estimates of future cash flows used in the assessment of future project fair value.

Minerals Resource Rent Tax

The Minerals Resource Rent Tax (MRRT) Bill was introduced to parliament on 2 November 2011 and after amendments, was passed by the House of Representatives on 23 November 2011. The Bill will be presented to the Senate for voting in early calendar year 2012.

The Bill was referred to the Senate Economics Legislation Committee and the legislation’s passage is not assured as it remains subject to debate and approval by the Senate.

If the MRRT is introduced in its proposed form from 1 July 2012, it has the potential to impact the assumptions used to determine the future cash flows generated from the continuing use of the Group’s assets for the purpose of the calculations used in impairment testing. The assets most likely to be impacted include exploration and evaluation assets, property, plant and equipment and investments in equity accounted investees, the carrying amounts of which are set out in Notes 20, 21 and 30. The Group had not incorporated the impact of the MRRT into its assumptions at 30 June 2011 as the legislation had not been fully developed nor substantively enacted.

Australian Government’s carbon pricing mechanism

The Clean Energy Legislative Package (Clean Energy Act 2011 and associated legislation) was passed by the Senate on 8 November 2011 and sets out the way that Australia will introduce a carbon price to reduce Australia’s greenhouse gas emissions.

From 1 July 2012, around 500 of Australia’s entities will have to pay a tax on their carbon emissions of $23 for each tonne of carbon dioxide emitted. The price will rise by 2.5% per year until 2015 when a flexible market-based trading scheme commences.

The introduction of a carbon pricing mechanism has the potential to impact the assumptions used for the purpose of the calculation used in asset impairment testing. The Group had not incorporated the potential impact of any carbon pricing mechanism in its impairment testing at 30 June 2011.

3. Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, and have been applied consistently by Group entities.

(a) Basis of consolidation

Business combinations

Business combinations are accounted for using the acquisition method as at the acquisition date, which is the date on which control is transferred to the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, the Group takes into consideration potential voting rights that currently are exercisable.

Acquisitions on or after 1 July 2009

The Group has adopted the revised IFRS 3 Business Combinations (revised 2008) and the amended IAS 127 Consolidated and Separate Financial Statements (amended 2008) for acquisitions of non-controlling interests occurring in the financial year commencing 1 July 2009. The change in accounting policy was applied prospectively.

For acquisitions on or after 1 July 2009, the Group measures goodwill at the acquisition date as:

•	the fair value of the consideration transferred; plus

•	the recognised amount of any non-controlling interests in the acquiree; plus

•	if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree; less

•	the net recognisable amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

When the excess is negative, a bargain purchase gain is recognised immediately in profit or loss.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in profit or loss.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Any contingent consideration payable is recognised at fair value at the acquisition date. If the contingent consideration is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes to the fair value of the contingent consideration are recognised in profit and loss.

When share-based payment awards (replacement awards) are required to be exchanged for awards held by the acquiree’s employees (acquiree’s awards) and relate to past services, then all or a portion of the amount of the acquirer’s replacement awards is included in measuring the consideration transferred in the business combination. This determination is based on the market-based value of the replacement awards compared with the market-based value of the acquiree’s awards and the extent to which the replacement awards relate to past and/or future service.

Accounting for acquisitions of non-controlling interests

Acquisitions of non-controlling interests are accounted for as transactions with owners in their capacity as owners and therefore no goodwill is recognised as a result of such transactions. The adjustments to non-controlling interests are based on a proportionate amount of the net assets of the subsidiary. Previously, goodwill was recognised arising on the acquisition of a non-controlling interest in a subsidiary; and that represented the excess of the cost of the additional investment over the carrying amount of the interest in the net assets acquired at the date of exchange.

Subsidiaries

Subsidiaries are entities controlled by the Group. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Group. Losses applicable to the non-controlling interests in a subsidiary are allocated to the non-controlling interests even if doing so causes the non-controlling interests to have a deficit balance.

Investments in associates and jointly controlled entities (equity accounted investees)

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies. Significant influence is presumed to exist when the Group holds between 20 and 50 percent of the voting power of another entity. Jointly controlled entities are those entities over whose activities the Group has joint control, established by contractual agreement and requiring unanimous consent for strategic financial and operating decisions.

Investments in associates and jointly controlled entities are accounted for using the equity method (equity accounted investees) and are initially recognised at cost. The cost of the investment includes transaction costs. The consolidated financial statements include the Group’s share of the profit or loss and other comprehensive income, after adjustments to align the accounting policies with those of the Group, from the date that significant influence or joint control commences until the date that significant influence or joint control ceases.

When the Group’s share of losses exceeds its interest in an equity accounted investee, the carrying amount of that interest, including any long-term investments, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Group has an obligation or has made payments on behalf of the investee.

Jointly controlled operations

A jointly controlled operation is a joint venture carried on by each venturer using its own assets in pursuit of the joint operations. The consolidated financial statements include the assets that the Group controls and the liabilities that it incurs in the course of pursuing the joint operation and the expenses that the Group incurs and its share of income that it earns from the joint operation.

Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses or income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealised gains arising from transactions with equity accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

(b) Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currency of Group entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to Australian dollars at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortised cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortised cost in foreign currency translated at the exchange rate at the end of the year.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the dates that fair values were determined. Foreign currency differences arising on retranslation are recognised in profit or loss.

(c) Financial instruments

Non-derivative financial assets

The Group initially recognises loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

The Group has the following non-derivative financial assets: Loans and receivables, cash and cash equivalents, and cash and deposits—not at call.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses.

Loans and receivables comprise cash and cash equivalents and trade and other receivables.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits with original maturities of three months or less.

Cash and deposits—not at call comprise balances pledged as collateral for arrangements relating to Wiggins Island feasibility study costs and balances relating to the Group’s share of cash in its joint ventures’ bank accounts.

Non-derivative financial liabilities

The Group initially recognises debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognised initially on the trade date, which is the date the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

The Group classified non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortised cost using the effective interest rate method.

Other financial liabilities comprise loans and borrowings, trade and other payables, and amounts payable for future user charges.

Derivative financial instruments, including hedge accounting

The Group holds derivative financial instruments to hedge its foreign currency risk exposures. On initial designation of the hedge, the Group formally documents the relationship between the hedging instrument(s) and hedged item(s), including the risk management objectives and strategy in undertaking the hedge transaction and the hedged risk, together with the methods that will be used to assess the effectiveness of the hedging relationship. The Group makes an assessment, both at the inception of the hedge relationship as well as on an ongoing basis, whether the hedging instruments are expected to be “highly effective” in offsetting the changes in the fair value or cash flows of the respective hedged items during the period for which the hedge is designated, and whether the actual results of each hedge are within a range of 80-125 percent. For a cash flow hedge of a forecast transaction, the transaction should be highly probable to occur and should present an exposure to variations in cash flows that could ultimately affect reported profit or loss.

Derivative financial instruments existed in relation to contractual obligations and the option for a sale of shares in a jointly controlled entity to a third party in line with pre-determined triggering events in the future. For further details refer to Note 26.

Derivatives are recognised initially at fair value; attributable transaction costs are recognised in profit or loss as incurred. Subsequent to initial recognition, derivatives are measured at fair value and changes therein are accounted for as described below.

Cash flow hedges

When a derivative is designated as the hedging instrument in a hedge of the variability in cash flows attributable to a particular risk associated with a recognised asset or liability or a highly probable forecast transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognised in other comprehensive income and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognised immediately in profit or loss.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. The cumulative gain or loss previously recognised in other comprehensive income and presented in the hedging reserve in equity remains there until the forecast transaction affects profit or loss. When the hedged item is a non-financial asset, the amount recognised in other comprehensive income is transferred to the carrying amount of the asset when the asset is recognised. If the forecast transaction is no longer expected to occur, then the balance in other comprehensive income is recognised immediately in profit or loss. In other cases the amount recognised in other comprehensive income is transferred to profit or loss in the same period that the hedged item affects profit or loss.

Other non-trading derivatives

When a derivative financial instrument is not held for trading, and is not designated in a hedge relationship that qualifies for hedge accounting, all changes in its fair value are recognised immediately in profit or loss.

(d) Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to issue of ordinary shares and share options are recognised as a deduction from equity, net of any tax effects.

Dividends

Dividends are recognised as a liability in the period in which they are declared.

Purchase of share capital

When share capital recognised as equity is purchased by the employee share plan trust, the amount of the consideration paid which includes directly attributable costs, is net of any tax effects, and is recognised as a deduction from equity. When shares are sold subsequently, the amount received is recognised as an increase in equity, and the resulting surplus or deficit on the transaction is transferred to / from retained earnings.

(e) Property, plant and equipment

Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation (refer below) and accumulated impairment losses (refer Note 3(k)).

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets and acquired assets includes the cost of materials, direct labour, any other cost directly attributable to bringing the asset to a working condition for its intended use, capitalising borrowing costs (refer Note 3(p)) and:

(i)	the initial estimate at the time of installation and during the period of use, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located; and

(ii)	changes in the measurement of existing liabilities recognised for these costs resulting from changes in the timing or outflow of resources required to settle the obligation or from changes in the discount rate.

Cost also may include transfers from equity of any gain or loss on qualifying cash flow hedges of foreign currency purchases of property, plant and equipment.

Mining property and development assets include costs transferred from exploration and evaluation assets once technical feasibility and commercial viability of an area of interest are demonstrable and subsequent costs to develop the mine to the production phase.

When significant parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property, plant and equipment is determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and is recognised net within other income/other expenses in profit or loss.

Subsequent costs

The cost of replacing a component of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group and its cost can be measured reliably. The carrying amount of the replaced part is derecognised. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred.

Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognised in profit or loss on a straight line basis over the estimated useful lives of each component of an item of property, plant and equipment taking into account estimated residual values, with the exception of mining property and development assets which are depreciated on a units of production basis over the life of the economically recoverable reserves (refer Note 2(e)).

Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Freehold land is not depreciated.

Assets are depreciated from the date they are available for use.

The depreciation rates or useful lives used for each class of asset are as follows:

	2011	2010
Property, plant and equipment

Mining property and development	UOP(1)	UOP(1)
Buildings and infrastructure	6.6% - 44%	6.6% - 44%
Plant and equipment	5% - 67%	5% - 40%
Leased assets	10% - 20%	10% - 20%

(1)	Depreciated on a units of production (UOP) basis over reserves.

Depreciation rates and methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate. When changes are made, adjustments are reflected prospectively in current and future periods only. Depreciation is expensed, except to the extent that it is included in the carrying amount of another asset (e.g. inventory stocks) as an allocation of production overheads.

Development costs

Development costs related to an area of interest are capitalised if the expenditures are expected to be recouped through sale or successful exploitation of the area of interest. Capitalisation of development expenditure ceases once the area of interest as a whole is capable of being operated at commercial levels of production in the manner intended by management, at which point the asset is depreciated in accordance with the rates above. Capitalised development expenditure is stated at cost less accumulated amortisation and impairment losses (refer Note 3(k)), and is included in mining property and development assets within property, plant and equipment (see above).

(f) Exploration and evaluation expenditure

Exploration and evaluation costs, including the costs of acquiring licences, are capitalised as exploration and evaluation assets separately for each area of interest. Costs incurred before the Group has obtained the legal rights to explore an area are recognised in the profit or loss.

Exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:

(i)	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

(ii)	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.

Exploration and evaluation assets are tested for impairment when any of the following facts and circumstances exist:

(i)	the term of exploration license in the specific area of interest has expired during the reporting period or will expire in the near future, and it is not expected to be renewed;

(ii)	substantive expenditure on further exploration for an evaluation of mineral resources in the specific area are not budgeted nor planned;

(iii)	exploration for and evaluation of mineral resources in the specific area have not led to the discovery of commercially viable quantities of mineral resources and the decision was made to discontinue such activities in the specified area; or

(iv)	sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

Where a potential impairment is indicated, an assessment is performed for each cash generating unit (CGU) which is no larger than the area of interest. The Group performs impairment testing in accordance with accounting policy 3(k).

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets within property, plant and equipment.

(g) Overburden in advance

Expenditure incurred in the removal of overburden from coal deposits is deferred and capitalised to inventory as the coal is extracted. Overburden in advance is measured at the lower of cost and net realisable value. The balance of the amount deferred is reviewed at each reporting date to determine the amount (if any) which is no longer recoverable out of future revenue. Any amounts so determined are expensed.

(h) Inventories

Inventories are measured at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. The cost of inventories is allocated on a monthly weighted average basis and includes direct material, consumption of overburden in advance, coal mining, coal processing, labour, related transportation costs to the point of sale and other fixed and variable overhead costs directly related to mining activities. The site overheads and rehabilitation cost component of inventory is allocated using normal operating capacity. Depreciation is allocated to inventories on a units of production basis.

(i) Leased assets

Leases in terms of which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset.

Other leases are operating leases and are not recognised on the Group’s statement of financial position.

(j) Goodwill

Goodwill that arises upon the acquisition of subsidiaries is included in intangible assets. For the measurement of goodwill at initial recognition, see Note 3(a).

Acquisitions of non-controlling interests

Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders and therefore no goodwill is recognised as a result of such transactions.

Subsequent measurement

Goodwill is measured at cost less accumulated impairment losses. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment, and an impairment loss on such an investment is not allocated to any asset, including goodwill, that forms part of the carrying amount of the equity accounted investee.

(k) Impairment

Financial assets (including receivables)

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets (including equity securities) are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy or the disappearance of an active market for a security. In addition, for an investment in an equity security, a significant or prolonged decline in its fair value below its cost is objective evidence of impairment.

The Group considers evidence of impairment for receivables at a specific asset level. All individually significant receivables are assessed for specific impairment. Any such impairment is recorded in profit and loss.

Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than inventories (refer Note 3(h)), overburden in advance (refer Note 3(g)) and deferred tax assets (refer Note 3(q)), are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists then the asset’s recoverable amount is estimated. For goodwill and intangible assets, that have indefinite useful lives, the recoverable amount is estimated at each reporting date. An impairment loss is recognised if the carrying amount of an asset or its related cash-generating unit (CGU) exceeds its estimated recoverable amount.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or cash-generating unit. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or cash generating unit. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

Goodwill that forms part of the carrying amount of an investment in an associate or jointly controlled entity is not recognised separately, and therefore is not tested for impairment separately. Instead, the entire amount of the investment in an associate or jointly controlled entity is tested for impairment as a single asset when there is objective evidence that the investment in an associate or jointly controlled entity may be impaired.

The Group’s corporate assets do not generate separate cash inflows and are utilised by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated.

Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(l) Employee benefits

Defined contribution superannuation plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as an employee benefit expense in profit or loss in the periods during which services are rendered by employees. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available. Contributions to a defined contribution plan that are due more than 12 months after the end of the period in which the employees render the service are discounted to their present value.

Other long-term service benefits

The Group’s net obligation in respect of long-term service benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods plus related on-costs; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The obligation is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth Government bonds at the reporting date which have maturity dates approximating the terms of the Group’s obligations.

Termination benefits

Termination benefits are recognised as an expense when the Group is committed demonstrably, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage redundancy. Termination benefits for redundancies are recognised as an expense if the Group has made an offer encouraging redundancy, it is probable that the offer will be accepted, and the number of acceptances can be estimated reliably. If benefits are payable more than 12 months after the reporting date, then they are discounted to their present value.

Short-term benefits

Liabilities for employee benefits for wages, salaries, annual leave and vesting sick leave represent present obligations resulting from employees’ services provided to reporting date and are calculated at undiscounted amounts based on remuneration wage and salary rates that the Group expects to pay as at reporting date including related on-costs, such as workers compensation insurance and payroll tax. Non-accumulating non-monetary benefits, such as medical care, cars and free or subsidised goods and services, are expensed based on the net marginal cost to the Group as the benefits are taken by the employees.

A liability is recognised for the amount expected to be paid under short-term cash bonus plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Share-based payment transactions

The grant-date fair value of share-based payment awards granted under the Employee Share Loan Plan and the Long Term Incentive Plan is recognised as an employee expense with a corresponding increase in equity over the period that the employees become unconditionally entitled to the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value (refer Note 4) of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

Vested shares are purchased on market after vesting date, and held in trust. Equity instruments held in connection with the equity compensation plan are presented as treasury shares and shown in equity in the balance sheet as treasury reserve. The treasury reserve will hold the value of the shares on-trust until such time as the shares are withdrawn by the employee. On withdrawal, the treasury reserve is reversed against the share-based payment reserve.

Non-Executive Directors, excluding the Chairman, are entitled to 10,000 Company securities each year as part of their Director’s fees, pro-rated based on length of service. The Chairman is entitled to 15,000 Company securities each year. The shares are purchased on the Australian Stock Exchange at the market value prevailing on the date of purchase. The provision of shares is not subject to performance conditions. The fair value of shares granted to Non-Executive Directors is recognised as an expense.

Long Term Incentive Plan

Under the Group’s Long Term Incentive Plan (LTIP), eligible employees are invited to apply for performance rights, which will be converted to fully paid ordinary shares if the Company performance criteria specified by the Nomination and Remuneration Committee are satisfied within a specified performance period.

The Group has established an employee share plan trust (the Trust) to facilitate the operation of the LTIP, including acquisition of the shares on-market for the purpose of the LTIP.

The performance criteria for the purposes of the LTIP consist of Earnings per Share (EPS), Total Shareholder Return (TSR), and Return on Invested Capital (ROIC). If the performance criteria are satisfied over the performance period, the performance rights will automatically vest and the Company will allocate shares to participants. At the election of the participants, the shares are held in trust, sold or transferred to the participant.

CPU Share Plans Pty Limited, the trustee of the Trust, holds the shares in trust on the participants’ behalf until an employee notifies the Trustee that they wish to withdraw their shares.

Allocated shares can be held in Trust on the participants’ behalf until the earlier of the cessation of employment, 10 years from the date the performance rights were granted, or the participant withdraws the shares from the Trust by completing a ‘Notice of Withdrawal’.

While the shares are held in Trust, they will be subject to risk of forfeiture if a participant’s employment is terminated because of fraud, theft or other gross misconduct.

(m) Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as a finance cost.

Rehabilitation and dismantling

Provisions are made, when the areas are disturbed, for the estimated cost of rehabilitation relating to areas disturbed during the mine’s operation up to reporting date but not yet rehabilitated. Provision has been made in full for all disturbed areas at the reporting date based on current estimates of costs per hectare to rehabilitate such areas, discounted to their present value based on expected future cashflows. The estimated cost of rehabilitation includes the current cost of re-contouring, topsoiling and revegetation complying with legislative requirements. Changes in estimates are dealt with on a prospective basis as they arise.

Uncertainty exists as to the amount of rehabilitation obligations which will be incurred due to the impact of changes in environmental legislation.

Assumptions have been made as to the remaining life of existing sites based on studies conducted by independent technical advisors and on the basis of current environmental legislation.

Infrastructure assets and dismantling

The present value of rehabilitation and dismantling obligations is recognised on construction of the assets where a legal or constructive obligation exists at that time. The provision is recognised as a non-current liability with a corresponding asset. At each reporting date the rehabilitation liability is re-measured in line with changes in discount rates, and timing or amount of the costs to be incurred. Any changes in the liability are added or deducted from the related asset, other than the unwinding of the discount which is recognised as a finance cost in profit or loss as it occurs.

If the change in the liability results in a decrease in the liability that exceeds the carrying amount of the asset, the asset is written-down to nil and the excess is recognised immediately in profit or loss. If the change in the liability results in an addition to the cost of the asset, the recoverability of the new carrying amount is considered. Where there is an indication that the new carrying amount is not fully recoverable, an impairment test is performed with the write-down recognised in profit or loss in the period in which it occurs.

Non-infrastructure areas

Rehabilitation obligations relating to non-infrastructure areas are discounted to their present value based on expected future cash flows. At each reporting date the rehabilitation liability is re-measured in line with changes in discount rates, timing or amount of the costs to be incurred and areas to be rehabilitated. Any changes in the liability are recognised in profit or loss as rehabilitation expense, other than the unwinding of the discount which is recognised as a finance cost.

Onerous contracts

A provision for onerous contracts is recognised when the expected benefits to be derived by the Group from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Group recognises any impairment loss on the assets associated with that contract.

(n) Revenue

Goods sold

Revenue from the sale of coal is measured at the fair value of the consideration received or receivable, net of penalties, returns, allowances and hedging gains/losses. Revenue is recognised when persuasive evidence exists, usually in the form of an executed sales agreement, that the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognised as a reduction of revenue as the sales are recognised.

(o) Lease payments

Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense and spread over the term of the lease.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Contingent lease payments are accounted for by revising the minimum lease payments over the remaining term of the lease when the lease adjustment is confirmed.

Determining whether an arrangement contains a lease

At inception of an arrangement, the Group determines whether such an arrangement is or contains a lease. A specific asset is the subject of a lease if fulfilment of the arrangement is dependent on the use of that specified asset. An arrangement conveys the right to use the asset if the arrangement conveys to the Group the right to control the use of the underlying asset.

At inception or upon reassessment of the arrangement, the Group separates payments and other consideration required by such an arrangement into those for the lease and those for other elements on the basis of their relative fair values. If the Group concludes for a finance lease that it is impracticable to separate the payments reliably, an asset and a liability are recognised at an amount equal to the fair value of the underlying asset. Subsequently the liability is reduced as payments are made and an imputed finance charge on the liability is recognised using the Group’s incremental borrowing rate.

(p) Finance income and finance costs

Finance income and costs comprise interest expense on borrowings using the effective interest rate method, interest income on funds invested, amortisation of ancillary costs incurred in connection with arrangement of borrowings and unwinding of the discount on provisions.

Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in profit or loss using the effective interest method.

Interest income is recognised as it accrues in profit or loss, using the effective interest method. Dividend income is recognised in the profit or loss on the date that the Group’s right to receive payment is established, which in the case of quoted securities is normally the ex-dividend date.

(q) Income tax

Income tax expense comprises current and deferred tax. Current and deferred tax is recognised in profit or loss except to the extent that it relates to a business combination, or items recognised directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax payable also includes any tax liability arising from the declaration of dividends.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred tax is not recognised for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	temporary differences related to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income tax levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Additional income tax expenses that arise from the distribution of cash dividends are recognised at the same time that the liability to pay the related dividend is recognised. The Group does not distribute non-cash assets as dividends to its shareholders.

The Company and its wholly-owned Australian resident entities are part of a tax-consolidated group. As a consequence, all members of the tax consolidated group are taxed as a single entity. The head entity within the tax-consolidated group is Macarthur Coal Limited.

(r) Segment reporting

Determination and presentation of operating segments

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. All operating segments’ operating results are regularly reviewed by the Group’s CEO to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available.

Segment results that are reported to the CEO include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly financial income and expenses, changes in fair value of other derivative liabilities, net gain/loss on sale of controlling interest in subsidiary and disposal of interest in equity accounted investee, depreciation and amortisation relating to corporate assets and other corporate expenses.

Segment capital expenditure is the total cost incurred during the year to acquire property, plant and equipment, and intangible assets other than goodwill.

(s) Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the Australian Tax Office (ATO) is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financial activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(t) Earnings per share

The Group presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise share-based payment awards granted to employees.

(u) New standards and interpretations not yet adopted

The following standards, amendments to standards and interpretations have been identified as those which may impact the entity in the period of initial application. They are available for early adoption at 30 June 2011, but have not been applied in preparing this financial report:

•

IFRS 10 Consolidated Financial Statements introduces a new approach to determining which investees should be consolidated based on whether the investee is exposed to, or has rights, to variable returns from their involvement with the investee and has the ability to affect those returns through its power over the investee. The new requirements will be effective for the 30 June 2014 financial year. The Group has not yet determined the potential impact of the standard.

•

IFRS 11 Joint Arrangements overhauls the accounting for joint ventures (now called joint arrangements). Joint arrangements are classified as either joint operations; where the parties have rights to and obligations for underlying assets and liabilities, and joint ventures; where the joint venturers have rights to the net assets of the arrangements. Joint Operations are required to perform line by line accounting of the underlying assets and liabilities. Joint Ventures will need to be equity accounted with the option of proportionate consolidation being removed. The new requirements will be effective for the 30 June 2014 financial year. The Group has not yet determined the potential impact of the standard.

•

IFRS 12 Disclosure of Interests in Other Entities contains the disclosure requirements for entities that have interest in subsidiaries, joint arrangements, associates and/or unconsolidated structure entities. The new requirements will be effective for the 30 June 2014 financial year. The Group has not yet determined the potential impact of the standard.

•

IFRS 13 Fair Value Measurement defines fair value, establishes a framework for measuring fair value and sets out disclosure requirements for fair value measurements. The new requirements will be effective for the 30 June 2014 financial year. The Group has not yet determined the potential impact of the standard.

•

IFRS 9 Financial Instruments includes requirements for the classification and measurement of financial assets resulting from the first part of Phase 1 of the project to replace IAS 39 Financial Instruments: Recognition and Measurement. Exposure Draft ED/2011/3 Mandatory Effective Date of IFRS 9 (Amendments to IFRS 9 Financial Instruments (November 2009) and IFRS 9 Financial Instruments (October 2010)) proposes to change the mandatory effective date of IFRS 9 to annual periods beginning on or after 1 January 2015 rather than being applied for annual reporting periods beginning on or after 1 January 2013 as currently required. Early application of IFRS 9 would continue to be permitted. The Group has not yet determined the potential impact of the standard.

•

Disclosures on Transfers of Financial Assets (Amendments to IFRS 7) introduces new disclosure requirements about transfers of financial assets including disclosures for financial assets that are not derecognised in their entirety; and financial assets that are derecognised in their entirety but for which the entity retains continuing involvement.

The amendments, which will become mandatory for the Group’s 30 June 2012 financial year, require retrospective application, however comparatives are not required in the first year of adoption. There is not expected to be a significant impact on the financial statements.

•

IAS 124 Related Party Disclosures (revised 2009) simplifies and clarifies the intended meaning of the definition of related party and provides partial exemption for the disclosure requirements for government-related entities. The amendments, which will become mandatory for the Group’s 30 June 2012 financial statements, are not expected to have any impact of the financial statements.

•

Improvements to IFRSs (2010 Improvements) incorporate a collection of improvements to the following accounting standards: IFRS 1, IFRS 7, IAS 1, IAS 34 and IFRIC 13. The amendments, which become mandatory for the 30 June 2012 financial statements, are not expected to have a significant impact on the financial statements.

4. Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Property, plant and equipment

The fair value of property, plant and equipment recognised as a result of a business combination is the estimated amount for which a property could be exchanged on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had each acted knowledgeably. The fair value of items of plant, equipment, fixtures and fittings is based on the market approach and cost approaches using quoted market prices for similar items when available and replacement cost when appropriate. Depreciable replacement cost estimates reflect adjustments for physical deterioration as well as functional and economic obsolescence.

Trade and other receivables/payables

The fair value of trade and other receivables/payables is estimated as the present value of future cash flows, discounted at the market rate of interest at the reporting date. This fair value is determined for disclosure purposes.

Finance lease liabilities

Fair value, which is determined for disclosure purposes, is calculated based on discounted expected future principal and interest cash flows for finance leases. The market rate of interest is determined by reference to similar lease agreements.

Derivatives

Foreign currency derivative contracts are recognised at fair value based on their listed market price, if available. If a listed market price is unavailable, then the fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds).

Financial derivatives relating to contractual obligations and an option for the sale of shares in a jointly controlled entity to a third party are measured based on the fair value of the underlying entity to which the shares relate. The underlying entity is valued based on a discounted life of mine cash-flow approach.

Fair values reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Group entity and counterparty when appropriate.

Share-based payment transactions

Long term incentive plan

The fair value of shares granted under the Long Term Incentive Plan is measured using Binomial Tree (EPS and ROIC hurdles) and Monte-Carlo simulation (TSR hurdle) valuation methodologies, taking into account the terms and conditions upon which the performance rights were granted. Measurement inputs include share price at grant date, expected volatility (based on weighted average historic volatility adjusted for changes expected due to publicly available information), weighted average expected life of the instruments (based on historical experience and general option holder behaviour), expected dividends, and the risk-free interest rate (based on government bonds). The likelihoods of meeting service and non-market performance conditions attached to the transactions are not taken into account in determining fair value.

5. Financial risk management

Overview

The Group has exposure to the following risks from their use of financial instruments:

•	credit risk

•	liquidity risk

•	market risk

•	operational risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. Further quantitative disclosures are included throughout these consolidated financial statements.

Risk management framework

The Board of Directors (“Board”) has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board has established the Audit and Risk Management Committee (“ARMC”), which is responsible for developing and monitoring the Group’s risk management policies. The Committee reports regularly to the Board of Directors on its activities.

The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aim to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The Group ARMC also oversees how management monitors compliance with the Group’s risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Group.

The ARMC is assisted in its oversight role by Internal Audit. Internal Audit undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to the ARMC.

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers.

The credit risk on financial assets of the Group, which have been recognised in the statement of financial position, is the carrying amount, net of impairment.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset, including derivative financial instruments, in the statement of financial position.

Credit risk on cash, deposits and derivative contracts is managed by ensuring that counterparties are recognised financial intermediaries with acceptable long term credit ratings of A- or above from Standard & Poor’s, and using several counterparties for transactions.

Trade and other receivables

The ARMC has established a credit policy under which each new customer is subject to the Group’s standard letter of credit terms and conditions unless otherwise authorised by the Board. Open terms are only extended to customers after a proper credit assessment has been performed and only then are specific payment and delivery terms and conditions offered. The Group’s credit assessment review includes external ratings, when available. Purchase limits are established for each customer on a case by case basis.

The Group minimises concentrations of credit risk by undertaking transactions with a number of customers in various countries. The majority of the Group’s customers are the world’s largest steel producers with well established reputations for the purchase of bulk commodities including coal. Credit risk on customers is also reduced by entering into letters of credit with customers or utilising trade finance, if available, as considered necessary.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Group’s customer base, including the default risk of the industry and country in which customers operate, has less of an influence on credit risk. Approximately 18% (2010: 17%) of the Group’s revenue is attributable to sales transactions with a single customer.

The Group has made no allowance for impairment of receivables. Given the size and good credit standing of the customers with which the Group deals, management have assessed the probability of loss as being remote.

In addition, the Group has recognised a receivable due from MCG Coal Holdings Pty Ltd in relation to a loan facility agreement. The loan facility agreement provides for the loan to be converted to 90% of the share capital of MCG Coal Holdings Pty Ltd with the intention to develop mining operations in relation to MDL 162. The Group is in the process of pursuing legal action against the MCG Group of companies in order to effect the conversion to shares as per the original terms of the loan facility agreement. The original loan balance is recognised as a current receivable. The Board, in consultation with legal advisors, regard the loan balance as fully recoverable through conversion to shares and therefore no impairment has been recognised. See Note 16 for further details.

Investments

The Group limits its exposure to credit risk by only investing in liquid securities and only with counterparties that have a short term credit rating of at least A2 from Standard & Poor’s. Management actively monitors credit ratings and given that the Group has only invested in securities with high credit ratings, management does not expect any counterparty to fail to meet its obligations.

Guarantees

The Group has provided financial guarantees, details of which are provided in Note 32.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group utilises a rolling cash flow forecast compared to its unused facilities to ensure that it has sufficient cash on demand as and when required over that forecasting period, including the servicing of financial obligations.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and coal prices will affect the Group’s profit or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return. The Treasury Committee manages and monitors market risk and oversees the compliance with the Group Treasury policy and provides key inputs into financing strategies.

The Group enters into derivatives, and also incurs financial liabilities, in order to manage market risks. All such transactions are carried out within the guidelines set by the ARMC.

Currency risk

The Group is exposed to currency risk predominantly on sales, and to some extent on purchases that are denominated in a currency other than the respective functional currencies of Group entities, primarily the Australian dollar (AUD). The currency in which these transactions primarily are denominated is USD.

The Group’s policy is to hedge up to 85% of the expected foreign currency revenues from fixed price USD contracts (generally for no longer than a 12 month period). The Group principally uses forward exchange contracts to hedge its currency risk, with a maturity of less than 12 months.

Interest rate risk

The Group’s main interest rate risk arises from borrowings. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. The Group’s key interest rate risk management objective is to hedge where the movement in interest rates would have a significant profit and loss or cash flow effect on the Group. This would be achieved by entering into interest rate swaps. As at 30 June 2011 there were no interest rate swaps in place (2010: Nil).

Commodity price risk

The Group is exposed to the risk of fluctuations in prevailing market commodity prices on the mix of coal products it produces. The Group’s policy is to manage these risks through the use of quarterly fixed price contracts for Pulverised Coal Injection (PCI) coal and coking coal which represent approximately 91% (2010: 93%) of total sales.

Operational risk

Operational risk is the risk of direct or indirect loss arising from a wide variety of causes associated with the Group’s processes, personnel, technology and infrastructure, and from external factors other than credit, market and liquidity risks such as those arising from legal and regulatory requirements and generally accepted standards of corporate behaviour. Operational risks arise from all of the Group’s operations.

The Group’s objective is to manage operational risk so as to balance the avoidance of financial losses and damage to the Group’s reputation with overall cost effectiveness and to avoid control procedures that restrict initiative and creativity.

The primary responsibility for the development and implementation of controls to address operational risk is assigned to the ARMC. The ARMC’s objective is to assist the Board to fulfil its responsibilities in relation to accounting, risk management and financial reporting practices.

The ARMC oversees and makes recommendations to the Board on:

•	the adequacy and effectiveness of the accounting system and internal control environment

•	the adequacy of the system for compliance with relevant laws, regulations, standards and codes

•	the effectiveness of the risk management system (particularly with respect to the management and monitoring of material business risks)

•	the independence, objectivity, scope and quality of any internal and external audit

•	the frequency and significance of all transactions with related parties in addition to assessing their propriety

•	the integrity and quality of the Group’s internal and external financial reporting.

Compliance with Group standards is supported by a programme of periodic reviews undertaken by Internal Audit. The results of Internal Audit reviews are discussed with management, with summaries submitted to the ARMC.

Capital management

The Board’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. Capital consists of share capital, retained earnings and non-controlling interests of the Group. The Board of Directors monitors the return of capital as well as the level of dividends to ordinary shareholders.

	2011 $’000	2010 $’000
Total liabilities	341,962	438,476
Less: Cash and cash equivalents	(415,161)	(348,216)

Net debt	(73,199)	90,260

Total equity	1,793,484	1,128,595
Less: amounts accumulated in equity relating to cash flow hedges	(1,982)	3,151

Adjusted equity	1,791,502	1,131,746

Net debt to adjusted equity ratio at 30 June	(0.04)	0.08

There were no changes in the Group’s general approach to capital management during the year.

6. Operating segments

The Group has three reportable segments, as described below, which are the Group’s strategic business units. The reportable segments are managed separately due to their phase of mining activity and reflect the Group’s internal reporting structure. The Group’s CEO (chief operating decision maker) reviews internal management reports on a monthly basis.

The Group has the following reportable segments:

•	Production: Includes operating mines at Coppabella and Moorvale for the commercial production of LV PCI, coking and thermal coal.

•	Development: Relates to Middlemount Mine development project which will produce PCI and semi-hard coking coal and the Codrilla Mine Project which will produce PCI coal.

•	Exploration and evaluation: Includes a number of projects at varying stages of the exploration and evaluation phase.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment profit before income tax as included in the internal management reports that are reviewed by the Group’s CEO. Segment profit is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries. Inter-segment pricing, when applicable, is determined on an arm’s length basis.

Information about reportable segments

	Production $’000	Development $’000	Exploration and Evaluation $’000	Total $’000
30 June 2011
External sales revenue	687,325	—	—	687,325

Financial income	—	—	355	355
Financial expenses	(8,652)	—	(252)	(8,904)
Depreciation and amortisation	(29,842)	—	—	(29,842)

Reportable segment profit/(loss) before income tax	224,536	39,456	63,387	327,379

Reportable segment assets	717,997	200,148	215,346	1,133,491

30 June 2010
External sales revenue	670,502	—	—	670,502

Financial income	40	—	160	200
Financial expenses	(10,175)	—	—	(10,175)
Depreciation and amortisation	(30,961)	—	—	(30,961)

Reportable segment profit/(loss) before income tax	213,906	(10,810)	(3,513)	199,583

Reportable segment assets	737,239	286,370	138,388	1,161,997

Reconciliations of reportable segment revenues, profit or loss and assets

	2011 $’000	2010 $’000
Revenues
Total revenue for reportable segments	687,325	670,502

Profit or loss
Total profit before income tax for reportable segments	327,379	199,583
Unallocated amounts:
Depreciation and amortisation	(724)	(318)
Change in fair value of other derivative liabilities	(2,121)	(14,010)
Financial income	28,078	13,974
Financial expenses	(2,749)	(1,994)
Facilitation fee	15,390	—
Net loss on partial disposal of equity accounted investee	—	(1,641)
Other corporate expenses	(39,451)	(22,748)

Consolidated profit before income tax	325,802	172,846

	2011 $’000	2010 $’000
Assets
Total assets for reportable segments	1,133,491	1,161,997
Unallocated amounts:
Cash and cash equivalents	415,161	348,216
Property, plant and equipment	2,083	1,397
Other corporate assets	584,711	55,461

Consolidated total assets	2,135,446	1,567,071

Geographical segments

The Group operates predominately in Australia. All non-current assets of the Group are based in Australia. There were $1,932,484 domestic coal sales attributable to Australian customers in the year (2010: $Nil).

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers.

Geographical information	2011 $’000	2010 $’000
Japan	144,553	168,946
Korea	227,777	129,896
China	81,542	105,989
Brazil	90,197	78,371
UK	52,674	54,535
France	5,246	43,754
Italy	30,660	29,939
Spain	30,621	15,159
Other countries	24,055	43,913

Total	687,325	670,502

Major customers

Revenues from four customers (2010: three customers) of the Group’s production segment each represent greater than 10% of total revenue.

7. Other income

	Consolidated
	2011 $’000	2010 $’000
Management fee—related parties	467	253
Net gain on partial disposal of equity accounted investee (i)	44,148	—
Net gain on partial disposal of mining project (ii)	68,811	—
Facilitation fee (ii)	15,390	—
Net gain on sale of infrastructure capacity (iii)	2,986	10,600
Sundry—other parties	19	9

	131,821	10,862

(i)	On 24 December 2010, Macarthur Coal Limited and Gloucester Coal Ltd completed a transaction involving the early settlement of a share purchase agreement and exercise of a call option providing Gloucester Coal Ltd with an additional 22.48% interest in Middlemount Coal Pty Ltd, an equity accounted investee. The settlement for the transfer of shares was previously subject to the achievement of certain project milestones. Consideration payable by Gloucester Coal Ltd was $97.6 million, a discount to the nominal $108.0 million exercise price, recognising the transfers had occurred significantly prior to the end of the option period and the specified project milestones.

Consideration of $52.6 million was received by Macarthur Coal Limited on completion of the transaction with the remaining $45.0 million received on 30 June 2011.

The net gain recognised in relation to the partial disposal of the interest in Middlemount Coal Pty Ltd after applicable income tax expense is $44.0 million which is inclusive of the reversal of the derivative liability referred to in Note 8.

Following the share transfer, Macarthur Coal Limited holds a 50.0003% interest in Middlemount Coal Pty Ltd at 30 June 2011.

(ii)	On 30 June 2011, BB Interests Pty Ltd being a 100% subsidiary of Macarthur Coal Limited completed the sale of its 85% interest in the Codrilla project to participants of the Coppabella and Moorvale Joint Venture (CMJV). The participants of the Bowen Basin Coal Joint Venture (MCC 85% and CITIC 15%) agreed to sell-down their respective interest in the Codrilla project to the CMJV so that following completion of the sale, ownership of the Codrilla project reflects the existing ownership of the Coppabella and Moorvale mines, with Macarthur Coal retaining a 73.3% ownership of the Codrilla project through its participation in the CMJV. The effective disposal of 13.76% of its interest in the Codrilla project resulted in a gain on sale being recognised to the Group of $68.8 million and facilitation fee income of $15.4 million.

Consideration of $15.0 million was received by Macarthur Coal Limited on completion of the transaction representing 20% of the agreed price. Two remaining instalments are due on the completion of certain milestones with 40% due on granting of the mining lease ($30.0 million) and the final 40% due on first railing ($30.0 million). Deferred considerations have been discounted to fair value using an appropriate discount rate which most closely matches the expected timing of milestone satisfaction.

(iii)	During the year ended 30 June 2011, the Group earned a net gain of $2,986,000 (2010:$10,600,000) on the sale of excess rail capacity.

8. Other expenses

	Consolidated
	2011 $’000	2010 $’000
Exploration and evaluation expensed as incurred	—	17
Depreciation	402	285
Net loss on disposal of non-current assets	152	42
Net foreign exchange losses	13,301	2,975
Change in fair value of other derivative liabilities (i)	2,121	14,010
Transaction costs (ii)	(390)	6,924
Net loss on partial disposal of equity accounted investee (iii)	—	1,641

	15,586	25,894

(i)	During the year ended 30 June 2011, the Group revalued derivative contracts arising from the acquisition of Custom Mining Limited Group, resulting in a change in the fair value (loss) of $2,121,000 (2010: loss of $14,010,000) of the derivative contracts bringing the derivative liability position to $35,050,000 (2010: $32,929,000). Upon early exercise of the share sale agreement and call option (refer Note 7), the derivative liability was extinguished resulting in the recognition of $35,050,000 to the statement of comprehensive income which is included in the net gain on partial disposal of an equity accounted investment.

(ii)	During the year ended 30 June 2011, the Group incurred transaction costs for potential mergers and acquisitions of $2,110,000 (2010: $6,924,000) offset by a $2,500,000 forgiveness of prior year liability in the current financial year.

(iii)	In December 2010, the Group disposed of 22.48% (2010: 2.18%) of its equity accounted investment in Middlemount Coal Pty Ltd. This resulted in a net gain on disposal of $44,148,000 (2010: loss $1,641,000). Refer Notes 7 and 30 for further detail.

9. Personnel expenses

		Consolidated
	Note	2011 $’000	2010 $’000
Wages and salaries		9,700	7,985
Other associated personnel expenses		3,770	1,693
Contributions to defined contribution superannuation funds		494	427
Increase in liability for annual leave		1,282	955
Increase in liability for long-service leave		93	157
Increase / (decrease) in liability for sick leave		356	(68)
Equity-settled share-based payments transactions	24	56	368
Termination benefits		859	267

		16,610	11,784

10. Auditors’ remuneration

	Consolidated
	2011 $	2010 $
Audit services
Auditors of the Group—KPMG
• Audit and review of financial reports
- Current year	378,000	397,000
- Prior year	—	42,955
• Audit of joint venture operations (A)
- Current year	219,515	214,036
- Prior year	16,078	38,246
• Other regulatory audit services	3,500	3,000

	617,093	695,237

Other services
Auditors of the Group—KPMG
• Forensic and other advisory services related to litigation	541,132	64,854
• Taxation services	24,627	122,890
• Other advisory services	—	5,835
• Joint venture operations—Other services (A)(B)	1,711	3,660

	567,470	197,239

(A)	Represents the Group’s share of remuneration paid for audit and other services incurred by joint ventures.

(B)	Represents tax advice and other assurance services.

It is the Group’s policy to engage KPMG to provide services additional to their statutory audit duties where KPMG’s expertise and experience with the Group are important and it is logical and efficient for them to provide those services. The provision of non-audit services during the year by KPMG is compatible with, and did not compromise the auditor independence requirements of the Corporations Act 2001 and of the professional independence standards set out below.

All non-audit services were subject to Corporate Governance procedures adopted by the Group, that is, non-audit services provided by KPMG were limited, in accordance with the ARMC Charter, to those which could not be perceived to be materially in conflict with the role of the auditor.

Non-audit services provided by KPMG were undertaken in a manner not to undermine the general principles relating to auditor independence as set out in The Accounting Ethical Standards Board Code of Ethics for Professional Accountants (APES 110) and Section 100—Independence, Integrity and Objectivity of the AICPA Code of Professional Conduct, as services did not involve:

•	Reviewing or auditing the auditor’s own work

•	Acting in a management or decision making capacity for the Group or having a financial interest in the Group

•	Acting as an advocate for the Group

•	Jointly sharing in risks or rewards.

The non-audit services work performed by KPMG has been primarily limited to forensic and other advisory services. The services of other reputable accounting firms were retained to reduce the requirement for KPMG to provide non-audit related services.

11. Financial income and expenses

	Consolidated
Recognised in profit and loss	2011 $’000	2010 $’000
Interest income on cash and short-term deposits	24,241	14,174
Interest on loans to related parties	2,956	—
Unwind of discount on deferred income	1,236	—

Financial income	28,433	14,174

Financing costs	(2,539)	(377)
Interest expense on financial liabilities measured at amortised cost	(6,685)	(7,695)
Unwind of discount on liabilities and provisions	(2,429)	(4,097)

Financial expense	(11,653)	(12,169)

Net financial income	16,780	2,005

12. Income tax expense

(a) Income tax recognised in profit or loss

	Consolidated
	2011 $’000	2010 $’000
Current tax expense
Current year	71,292	59,283
Adjustments for prior years	(1,485)	(5,411)

	69,807	53,872

Deferred tax expense
Origination and reversal of temporary differences	14,605	(6,090)

	14,605	(6,090)

Total income tax expense from continuing operations	84,412	47,782

(b) Reconciliation of effective tax rate

	Consolidated
	2011 $’000	2010 $’000
Profit for the year	241,390	125,064
Total income tax expense	84,412	47,782

Profit excluding income tax	325,802	172,846

Income tax using the domestic corporation tax rate of 30% (2010: 30%)	97,741	51,854
Increase in income tax expense due to:
• Non-deductible expenses	2,775	3,248
• Fair value movement in derivative	—	4,203

Decrease in income tax expense due to:
• Utilisation of capital losses	(2,367)	—
• Fair value movement in derivative	(9,879)	—
• Tax exempt income and other items	(1,798)	(4,123)

	86,472	55,182
Over provided in prior years	(2,060)	(7,400)

	84,412	47,782

(c) Income tax recognised directly in equity

	2011 $’000			2010 $’000
	Before Tax	Tax (expense) benefit	Net of Tax	Before Tax	Tax (expense) benefit	Net of Tax
Equity raising costs	9,365	(2,809)	6,556	(393)	118	(275)

(d) Income tax recognised directly in other comprehensive income

Cash flow hedges	(7,333)	2,200	(5,133)	(20,483)	6,145	(14,338)

Current tax assets and liabilities

The current tax liability for the Group of $20,929,000 (2010: $55,025,000) represents the amount of income taxes payable in respect of current and prior financial years.

13. Tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following:

	Assets		Liabilities		Net
	2011 $’000	2010 $’000	2011 $’000	2010 $’000	2011 $’000	2010 $’000
Property, plant and equipment	—	—	2,491	2,821	2,491	2,821
Employee benefits	(2,098)	(1,579)	—	—	(2,098)	(1,579)
Inventories	—	—	138	208	138	208
Loans and borrowings	(1,659)	(1,801)	—	—	(1,659)	(1,801)
Provisions	(10,234)	(10,218)	—	—	(10,234)	(10,218)
Amounts payable for future user charges	(856)	(1,497)	—	—	(856)	(1,497)
Overburden in advance	—	—	61,224	49,936	61,224	49,936
Mining property and development	—	—	11,099	15,420	11,099	15,420
Exploration and evaluation	—	—	27,114	21,229	27,114	21,229

Foreign currency derivative contracts	—	(1,350)	832	—	832	(1,350)
Other items	(611)	(1,552)	—	—	(611)	(1,552)
Investments in equity accounted investees	—	—	6,273	6,273	6,273	6,273
Equity raising costs	(3,113)	(1,286)	—	—	(3,113)	(1,286)

Tax (assets)/liabilities	(18,571)	(19,283)	109,171	95,887	90,600	76,604
Set off of tax	18,571	19,283	(18,571)	(19,283)	—	—

Net tax (assets)/liabilities	—	—	90,600	76,604	90,600	76,604

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items:

	Consolidated
	2011 $’000	2010 $’000
Investments in equity accounted investees	6,350	18,144
Other financial assets	559	—

	6,909	18,144

The deferred tax assets have not been recognised in respect of these items because it is not probable that future capital gains will be available against which the Group can utilise these benefits.

Movement in temporary differences during the year

	Balance 1 July 2010 $’000	Recognised in profit or loss $’000	Recognised directly in equity $’000	Recognised in other comprehensive income $’000	Balance 30 June 2011 $’000
Property, plant and equipment	2,821	(330)	—	—	2,491
Inventories	208	(70)	—	—	138
Loans and borrowings	(1,801)	142	—	—	(1,659)
Employee benefits	(1,579)	(519)	—	—	(2,098)
Provisions	(10,218)	(16)	—	—	(10,234)
Amounts payable for future user charges	(1,497)	641	—	—	(856)
Overburden in advance	49,936	11,288	—	—	61,224
Mining property and development	15,420	(4,321)	—	—	11,099
Exploration and evaluation	21,229	5,885	—	—	27,114
Other items	(1,552)	941	—	—	(611)
Foreign currency derivative contracts	(1,350)	(18)	—	2,200	832
Investments in equity accounted investees	6,273	—	—	—	6,273
Equity raising costs	(1,286)	982	(2,809)	—	(3,113)

	76,604	14,605	(2,809)	2,200	90,600

	Balance 1 July 2009 $’000	Recognised in profit or loss $’000	Recognised directly in equity $’000	Recognised in other comprehensive income $’000	Balance 30 June 2010 $’000
Property, plant and equipment	2,376	445	—	—	2,821
Inventories	258	(50)	—	—	208
Loans and borrowings	(1,979)	178	—	—	(1,801)
Employee benefits	(1,266)	(313)	—	—	(1,579)
Provisions	(10,744)	526	—	—	(10,218)
Amounts payable for future user charges	(2,102)	605	—	—	(1,497)
Overburden in advance	50,985	(1,049)	—	—	49,936
Mining property and development	15,031	389	—	—	15,420
Exploration and evaluation	20,156	1,073	—	—	21,229
Other items	7,144	(8,696)	—	—	(1,552)
Foreign currency derivative contracts	4,706	89	—	(6,145)	(1,350)
Investments in equity accounted investees	5,980	293	—	—	6,273
Equity raising costs	(1,588)	420	(118)	—	(1,286)

	88,957	(6,090)	(118)	(6,145)	76,604

14. Earnings per share

Basic earnings per share

The calculation of basic earnings per share at 30 June 2011 was based on the profit attributable to ordinary shareholders of $241,390,000 (2010: $125,064,000) and a weighted average number of ordinary shares outstanding during the year ended 30 June 2011 of 291,686,234 (2010: 253,680,737), calculated as follows:

Profit attributable to ordinary shareholders

	Consolidated
	2011 $’000	2010 $’000
Profit attributable to ordinary shareholders	241,390	125,064

Weighted average number of ordinary shares

	Consolidated
	2011	2010
Issued ordinary shares at 1 July	254,333,109	243,980,249
Effect of shares issued in July 2009	—	9,700,488
Effect of institutional placement August 2010	31,774,218	—
Effect of share purchase plan October 2010	3,552,735	—
Effect of dividend re-investment plan October 2010	1,486,087	—
Effect of treasury share purchases September 2010	(40,328)	—
Effect of dividend re-investment plan April 2011	580,413	—

Weighted average number of ordinary shares at 30 June	291,686,234	253,680,737

Diluted earnings per share

The calculation of diluted earnings per share at 30 June 2011 was based on profit attributable to ordinary shareholders of $241,390,000 (2010: $125,064,000) and a weighted average number of ordinary shares outstanding during the year ended 30 June 2011 of 291,794,306 (2010: 253,814,065), calculated as follows:

Profit attributable to ordinary shareholders (diluted)

	Consolidated
	2011 $’000	2010 $’000
Net profit attributable to ordinary shareholders (diluted)	241,390	125,064

Weighted average number of ordinary shares (diluted)

	Consolidated
	2011	2010
Issued ordinary shares at 1 July	254,333,109	243,980,249
Effect of shares issued	37,393,453	9,700,488
Effect of treasury shares purchased	(40,328)	—
Effect of unvested rights and vested rights not issued	108,072	133,328

Weighted average number of ordinary shares (diluted) at 30 June	291,794,306	253,814,065

15. Cash and cash equivalents

	Consolidated
	2011 $’000	2010 $’000
Cash at bank and on hand	173,157	115,697
Bank deposits	242,004	232,519

Cash and cash equivalents in the statement of cash flows	415,161	348,216

The weighted average effective interest rate on the outstanding bank term deposits is 5.9% (2010: 5.7%). The deposits have a weighted average maturity of 80 days (2010: 62 days).

The Group’s exposure to interest rate risk and a sensitivity analysis for financial assets and liabilities are disclosed in Note 28.

16. Trade and other receivables

	Consolidated
	2011 $’000	2010 $’000
Current
Trade receivables	47,991	70,898
Other receivables and prepayments (i)	422,901	20,805
Amounts receivable from related entities—unsecured	265,684	117,402

	736,576	209,105

Non-current
Security deposits	35	35
Other receivables and prepayments (i)	27,454	—
Amounts receivable from related entities—unsecured	78,679	75,274

	106,168	75,309

No impairment losses (2010: $Nil) have been recognised in the current year.

The Group’s exposure to credit and currency risks and impairment losses related to trade and other receivables are disclosed in Note 28.

(i)	Included in other receivables and prepayments is an amount of $54.9 million due from some of the participants of the CMJV in relation to the Codrilla sell down transaction (see Note 7). This amount represents the fair value of the deferred consideration on the transaction applying a discount rate relevant to the timing of the expected cash flows.

Other receivables and prepayments also include an amount of $360 million due from MCG Holdings Pty Ltd (MCGH). On 24 August 2010, Macarthur Coal Limited advised of its intention to acquire a 90% interest in MDL 162 for $334.35 million to be funded via a fully underwritten Institutional Placement and Share Purchase Plan.

Following successful completion of the Institutional Placement on 25 August 2010, Macarthur Coal Limited entered into a loan facility agreement with MCG Coal Holdings Pty Ltd, MCG Coal Pty Ltd, MCG Resources Pty Ltd and Fortrus Resources Pty Ltd (the “MCG Companies”) on 1 September 2010 to provide MCG Coal Holdings Pty Ltd with $360 million to finalise the purchase of MDL 162 from Stanwell Corporation Limited. Macarthur Coal Limited agreed to subscribe for 90% of the shares in MCG Coal Holdings Pty Ltd for $334.35 million. The transaction was expected to be completed on 10 May 2011.

Non-performance by the other party to the transaction, has resulted in Macarthur Coal Limited commencing litigation for specific performance under the loan facility agreement. The original loan amount is classified as a loan receivable pending the outcome of ongoing legal proceedings.

17. Inventories

	Consolidated
	2011 $’000	2010 $’000
Current
Raw materials and consumables, at cost	10,863	11,282
Coal stocks, at cost	28,063	38,480

	38,926	49,762

Non-current
Raw materials and consumables, at cost	4,368	—

	4,368	—

Refer Note 23 for details of security over inventories.

Raw materials, consumables and changes in coal stocks recognised as cost of sales amounted to $351,800,000 (2010: $331,380,000).

18. Other financial assets

	Consolidated
	2011 $’000	2010 $’000
Current
Cash and deposits—not at call	38,286	26,211
Foreign currency derivative contracts	2,772	—

	41,058	26,211

Non-current
Deposits—not at call	7,035	4,263

	7,035	4,263

Non-current deposits—not at call have been pledged as collateral for arrangements relating to Wiggins Island feasibility study costs, refer Notes 23 and 32.

The Group’s exposure to credit, currency and interest rate risks related to other financial assets is disclosed in Note 28.

19. Overburden in advance

	Consolidated
	2011 $’000	2010 $’000
Current
Overburden in advance	182,256	146,548

Non-current
Overburden in advance	21,824	19,905

20. Property, plant and equipment

	Consolidated
	2011 $’000	2010* $’000
Mining property and development (including mining rights and coal resources)
At cost	162,107	153,053
Less accumulated depreciation	(66,542)	(61,423)

	95,565	91,630

Freehold land
At cost	3,730	3,730

Buildings and infrastructure
At cost	96,945	95,277
Less accumulated depreciation	(58,703)	(51,952)

	38,242	43,325

Plant and equipment
At cost	31,164	23,359
Less accumulated depreciation	(9,294)	(6,640)

	21,870	16,719

Leased assets
At cost	116,644	116,644
Less accumulated depreciation	(40,429)	(25,388)

	76,215	91,256

Capital works in progress
At cost	4,982	4,055

	240,604	250,715

Refer to Note 23 for details of security over property, plant and equipment.

*	Following a detailed review of joint venture development expenditure, $16,913,000 was reclassified as Exploration and Evaluation relating to 2010. This had the impact of decreasing Mining Property and Development cost as at 1 July 2010 by $16,913,000 with a corresponding increase in Exploration and Evaluation Assets.

	Consolidated
	2011 $’000	2010* $’000
Reconciliations
Reconciliation of the carrying amounts for each class of property, plant and equipment are set out below:

Mining property and development
Carrying amount at 1 July	91,630	96,653
Additions	12	326
Reclassification from exploration and evaluation assets	9,561	—
Effect of movement in rehabilitation asset	(519)	1,836
Depreciation	(5,119)	(7,185)

Carrying amount at 30 June	95,565	91,630

Freehold land
Carrying amount at 1 July	3,730	3,730
Additions	—	—

Carrying amount at 30 June	3,730	3,730

Buildings and infrastructure
Carrying amount at 1 July	43,325	40,301
Additions	412	28
Transfers from capital works in progress	1,817	11,534
Effect of movement in dismantling asset	(561)	(1,617)
Depreciation	(6,751)	(6,921)

Carrying amount at 30 June	38,242	43,325

Plant and equipment
Carrying amount at 1 July	16,719	13,402
Additions	1,395	89
Transfers from capital works in progress	7,090	5,535
Disposals	(294)	(41)
Depreciation	(3,040)	(2,266)

Carrying amount at 30 June	21,870	16,719

Leased assets
Carrying amount at 1 July	91,256	102,236
Additions	—	5,024
Depreciation	(15,041)	(16,004)

Carrying amount at 30 June	76,215	91,256

Refer to Note 23 for details of security over property, plant and equipment.

*	Following a detailed review of joint venture development expenditure, $16,913,000 was reclassified as Exploration and Evaluation relating to 2010. This had the impact of decreasing Mining Property and Development cost as at 1 July 2010 by $16,913,000 with a corresponding increase in Exploration and Evaluation Assets.

	Consolidated
	2011 $’000	2010 $’000
Capital works in progress
Carrying amount at 1 July	4,055	13,562
Additions	9,834	7,562
Transfers to other classes of property, plant and equipment	(8,907)	(17,069)

Carrying amount at 30 June	4,982	4,055

The following depreciation was recognised as an expense in the profit and loss:

	Consolidated
	2011 $’000	2010 $’000
Mining property and development	5,225	6,863
Buildings and infrastructure	6,892	6,825
Plant and equipment	3,095	2,192
Leased assets	15,354	15,399

	30,566	31,279

Leased assets

The Group leases production equipment under a number of finance lease agreements. Some leases provide the Group with the option to purchase the equipment. The leased equipment is secured by lease obligations (refer Note 23). At 30 June 2011, the net carrying amount of leased assets was $76,215,000 (2010: $91,256,000).

21. Exploration and evaluation assets

	Consolidated
	2011 $’000	2010* $’000
Costs carried forward in respect of areas of interest in exploration and/or evaluation—intangible:	100,309	98,483

Cost
Balance at 1 July	98,483	87,829
Exploration and evaluation costs disposed of	(1,130)	—
Exploration costs transferred to PPE	(9,561)	—
Exploration and evaluation costs capitalised	12,517	10,654

Balance at 30 June	100,309	98,483

The ultimate recoupment of costs carried forward as exploration and evaluation assets is dependent on the successful development and commercial exploitation, or alternatively, sale of the respective areas of interest.

*	Restated. See Note 20.

22. Trade and other payables

	Consolidated
	2011 $’000	2010 $’000
Current
Trade payables	28,265	28,787
Other payables and accrued expenses	49,351	67,372
Amounts payable to related entities—unsecured	24,142	29,518

	101,758	125,677

The Group’s exposure to currency and liquidity risk to trade and other payables is disclosed in Note 28.

23. Loans and borrowings

This note provides information about the contractual terms of the Group’s interest-bearing loans and borrowings, which are measured at amortised cost. For more information about the Group’s exposure to interest rate, foreign currency and liquidity risk, see Note 28.

	Consolidated
	2011 $’000	2010 $’000
Current liabilities
Finance lease liabilities	18,739	13,890
Deferred liability for acquisition of mining interest—unsecured	2,030	1,932

	20,769	15,822

Non-current liabilities
Finance lease liabilities	61,040	79,526
Deferred liability for acquisition of mining interest—unsecured	3,503	4,074

	64,543	83,600

Deferred liability for acquisition of mining interest—unsecured

In December 2003, the Group purchased an additional 23.3% interest in the Coppabella Project. As part of the acquisition, the Group entered into an arrangement to progressively purchase the 23.3% interest in the exploration tenements each six months, over a 10 year period. In accordance with accounting standards the deferred liability has been reflected at its present value in the financial statements, discounted at 10.2% (2010: 10.1%) based on 5.2% (2010: 5.1%) interest plus a risk adjusted margin.

	Consolidated
	2011 $’000	2010 $’000
Facilities utilised at reporting date
Bank loans—Corporate Facility
• Bank Guarantee Facility	64,500	64,676
• Cash backed bank guarantees	6,500	4,263

	71,000	68,939

Corporate Funding Facility

Bank Loans

The Group executed a new 3 year A$330,000,000 Corporate Funding Facility on 30 November 2010. The purpose of the Corporate Funding Facility is to provide bank guarantee facilities, additional funds for general corporate purposes within the Group and working capital for operations. The facility is held by a controlled entity, Macarthur Coal Financing Pty Ltd.

Security

The Corporate Funding Facility is secured by the following:

•	a guarantee provided by Macarthur Coal Limited;

•	charges over the Group’s interest in the Coppabella and Moorvale Joint Venture including all of the assets and undertakings of the controlled entity, Coppabella Coal Pty Ltd;

•	charges over the assets and undertakings of the controlled entity, Macarthur Coal Financing Pty Ltd; and

•	charges over the Company’s shares in Coppabella Coal Pty Ltd and Macarthur Coal Financing Pty Ltd and intercompany loans to the controlled entities.

Assets pledged under security arrangements

The carrying amounts of the pledged non-current assets are as follows:

	2011 $’000	2010 $’000
Mining property and development	114,678	108,887
Land	3,730	3,730
Buildings and infrastructure	38,242	43,325
Plant and equipment	19,787	15,322
Leased assets (refer below)	76,215	91,256
Capital works in progress	4,982	4,055
Receivables	78,714	75,309
Overburden in advance	21,824	19,905

	358,172	361,789

Cash backed bank guarantees

The Group utilises cash backed guarantees in addition to the Corporate Funding Facility. No facility limit exists on these instruments.

Finance lease liabilities

Finance lease liabilities of the Group are payable as follows:

	Minimum lease payments	Interest	Principal	Minimum lease payments	Interest	Principal
	2011 $’000	2011 $’000	2011 $’000	2010 $’000	2010 $’000	2010 $’000
Less than one year	23,605	5,119	18,486	20,329	6,439	13,890
Between one and five years	48,747	11,713	37,034	62,115	14,837	47,278
More than five years	26,466	2,460	24,006	36,703	4,455	32,248

	98,818	19,292	79,526	119,147	25,731	93,416

Security

The lease liabilities are secured by a fixed and floating charge provided by Macarthur Coal (C&M Equipment) Pty Ltd (MCCME), an associated entity. In addition, the Company provides guarantees to the extent of 73.3% of MCCME’s obligations under finance and operating leasing arrangements.

24. Employee benefits

	Consolidated
	2011 $’000	2010 $’000
Current liabilities
Liability for annual leave	5,168	3,886
Liability for sick leave	1,297	941
Liability for long-service leave	413	352

	6,878	5,179

Non-current liabilities
Liability for long-service leave	119	87

Defined contribution superannuation funds

The Group makes contributions to several defined contribution superannuation funds. The amount recognised as an expense was $494,000 for the financial year ended 30 June 2011 (2010: $427,000).

Long service leave industry fund

The Group makes contributions to the Coal Mining Industry Leave Fund. A total of $1,221,000 was paid to the fund for the financial year ended 30 June 2011 (2010: $897,000).

Share-based payments

Long Term Incentive Plan (LTIP)

Each financial year the Group grants performance rights to Executives and other nominated senior managers to provide the plan participants with the incentive to deliver long-term growth in shareholder value.

The number of performance rights granted under the LTIP is set as a percentage of total fixed remuneration determined by the Nomination and Remuneration Committee (NRC). Performance rights are granted at no cost to participants. Each performance right granted entitles the participant to one ordinary share in the Company, subject to satisfaction of performance conditions set by the Board and NRC over a three year performance period. The rights expire on termination of an executive’s employment prior to the vesting date or upon failure to achieve the performance hurdles.

Shares to be awarded under the LTIP are acquired on market, avoiding dilution of shareholder equity, and placed in trust for employees until such time as the employee elects to have the shares transferred from the trust. Shares carry full dividend and voting rights upon allocation.

The performance rights and their allocation to shares are subject to the following performance conditions:

30% ð	linked to growth in the Group’s Earnings Per Share (EPS)
50% ð	linked to Total Shareholder Return (TSR) targets
20% ð	linked to Return on Invested Capital (ROIC).

A summary of performance rights granted to Executives and other participants are as follows:

Grant Date	Performance Period	Vesting Date	Fair Value of Grant	Balance at start of the year	Granted during the year	Vested during the year	Forfeited during the year (1)	Balance at the end of the year
2011
14 Oct 2008	1 July 2008 to 30 June 2011	30 June 2011	$3.55	49,237	—	(18,853)	(30,384)	—
29 June 2009	1 July 2009 to 30 June 2012	30 June 2012	$5.44	132,563	—	—	(36,098)	96,465
30 June 2011	1 July 2010 to 30 June 2013	30 June 2013	$7.31	—	94,827	—	—	94,827

Total				181,800	94,827	(18,853)	(66,482)	191,292

2010
14 Oct 2008	1 July 2007 to 30 June 2010	30 June 2010	$5.31	66,101	—	(49,395)	(16,706)	—
14 Oct 2008	1 July 2008 to 30 June 2011	30 June 2011	$3.55	59,511	—	—	(10,274)	49,237
29 June 2009	1 July 2009 to 30 June 2012	30 June 2012	$5.44	158,237	—	—	(25,674)	132,563

Total				283,849	—	(49,395)	(52,654)	181,800

(1)	Forfeited performance rights relate to those rights with a vesting date of 30 June 2011 where performance conditions have not been met and those rights originally granted to employees who have since left the Group and have therefore forfeited their rights.

Fair value of rights granted

The fair value at each grant date is independently determined using the following valuation models:

•	EPS and ROIC—Binomial Tree Methodology

•	TSR—Monte-Carlo Simulation

This value will not be equal to the market value of a share at the commencement of the performance period as the performance rights are contingent rights to shares in the future. The fair value of the performance rights at the grant date is influenced by the Company’s share price at the date of grant, volatility of the underlying shares, the risk free rate of return, expected dividend yield, time to maturity and the likelihood that vesting conditions relating to market-based hurdles will be met. Expected volatility of the Company is estimated based on the historic volatility of the market price of the Company’s shares.

The table below summarises the key assumptions adopted for valuation of the awards:

	Performance Rights 2009	Performance Rights 2010	Performance Rights 2011
Grant Date	14 October 2008	29 June 2009	30 June 2011
Weighted average fair value at date of grant	$3.55	$5.44	$7.31
Share price at date of grant	$6.53	$6.63	$10.95
Expected volatility	60%	75%	46%
Dividend yield	8.3%	3.0%	5.5%
Expected life	2.8 years	3.0 years	2.0 years
Risk free interest rate	4.64%	4.62%	4.68%

The minimum total value of the grant, if the applicable performance conditions are not met, is nil.

Expenses arising from share-based payment transactions

Total expenses arising from share-based payment transactions recognised during the year as part of employee benefit expense were as follows:

	Note	Consolidated
		2011 $’000	2010 $’000
Expense arising from 2008 performance rights		—	114
Expense arising from 2009 performance rights		23	55
Expense arising from 2010 performance rights		32	199
Expense arising from 2011 performance rights		1	—

Total expense recognised as employee costs	9	56	368

Employee Share Loan Plan

During the year the Group operated an Employee Share Loan Plan (ESLP) which was previously used to provide an opportunity for eligible persons of the Group and approved contractors to acquire shares of the Company. On 15 December 2005, 122,935 shares were acquired for 86 eligible employees at a purchase price of $5.43 per share with a value limit of between $6,000 and $20,000 per employee.

No invitations to participate in the ESLP were made in the 2011 financial year. All loans were fully repaid on the 31 December 2010 and the loan plan was closed.

All shares that were held under the ESLP ranked equally with all other shares on issue.

The Group provided interest free loans to all eligible persons to enable them to acquire shares under ESLP to 100% of the total acquisition price for the shares. Any dividends declared on the shares issued under ESLP were used to offset any loans outstanding on the shares. Employees and contractors also provided irrevocable authority to the Company to deduct 1% of their gross salary each month in repayment of the loan.

The loan was repayable if:

a)	default is made by the employee on the repayment of the loan; or

b)	the employee’s employment with the Company, its subsidiary or associate or the relevant contractor is terminated for any reason; or

c)	the employee becomes insolvent or commits an act of bankruptcy.

The Company held the shares as security over the loan until the loan was repaid.

The market price of shares held under the ESLP as at 30 June 2011 was $Nil as the loan plan has been closed (2010: $12.12).

There were no other shares eligible for acquisition under the ESLP at 30 June 2011 (2010: Nil).

The number and weighted average acquisition price of shares is as follows:

	Weighted Average exercise price	Number of shares	Weighted Average exercise price	Number of shares
	2011	2011	2010	2010
Outstanding at the beginning of the year		22,083		33,126
Granted during the year		—		—
Sold and transferred during the year	$11.80	(22,083)	$11.33	(11,043)

Outstanding at the end of the year		—		22,083

25. Provisions

	Consolidated
	2011 $’000	2010 $’000
Current
Rehabilitation and dismantling	2,930	2,642
Other	—	817

	2,930	3,459

Non-current
Rehabilitation and dismantling	30,263	30,398
Other	321	204

	30,584	30,602

During the financial year ended 30 June 2011, $1,074,000 was reversed through profit or loss in respect of rehabilitation expense (2010: $3,966,000).

	Consolidated
	2011 $’000	2010 $’000
Rehabilitation and dismantling
Balance at 1 July	33,040	35,617
Provisions reversed during the year	(1,074)	(3,966)
Provisions used during the year	(740)	(1,091)
Unwind of discount	1,967	2,480

Balance at 30 June	33,193	33,040

Other
Balance at 1 July	1,021	197
Provisions made during year	108	870
Provisions used during year	(817)	(69)
Unwind of discount	9	23

Balance at 30 June	321	1,021

Rehabilitation and dismantling

In accordance with Queensland Government legislative requirements, a provision has been recognised for mine rehabilitation works throughout the life of the mines in relation to the Group’s coal mining operations. A provision for dismantling of infrastructure assets on cessation of operations at the mines has also been recognised in relation to the Group’s coal mining operations. The basis for accounting is set out in Note 3(m).

26. Other financial liabilities

	Consolidated
	2011 $’000	2010 $’000
Current
Amounts payable for future user charges (refer Note 31(e))	2,265	2,137
Foreign currency derivative contracts	—	4,502

	2,265	6,639

Non-current
Amounts payable for future user charges (refer Note 31(e))	587	2,853
Other derivative liabilities	—	32,929

	587	35,782

Other derivative liabilities

In the 2008 financial year, resulting from the acquisition of Custom Mining Limited Group, the Group acquired a pre-existing obligation to transfer shares in a jointly controlled entity, Middlemount Coal Pty Ltd (“Middlemount”), to a non-related third party on the completion of certain triggering events. As per the share sale agreement, these triggering events related to milestones in the development of the Middlemount Mine project. In addition, a contractual obligation existed via a call option agreement to sell a further 20% in Middlemount to the same third party. Obligations under both agreements were accounted for as derivative contracts.

In April 2010, 2.18% of shares in Middlemount were transferred by the Group under the terms of the share sale agreement. The remaining derivative liability related to the obligation for the final sell trigger under the share sale agreement and the obligation under the call option agreement for a further 22.48%. The call option was exercised in December 2010, resulting in the derecognition of the derivative to the profit recognised on disposal (refer Note 7).

27. Capital and reserves

	Company Ordinary shares
	2011	2010
Share capital
On issue at 1 July	254,333,109	243,980,249
Shares issued on equity settled transactions	47,759,234	10,352,860

On issue at 30 June—fully paid	302,092,343	254,333,109

Issuance of ordinary shares

Through an institutional placement on 31 August 2010; 38,149,966 ordinary shares were issued for an amount of $11.50 per share to raise $438,724,609. A further 4,874,993 ordinary shares were issued under a share purchase plan at $11.33 per share on 8 October 2010 raising $55,233,671.

Under the Macarthur Coal dividend reinvestment plan an additional 2,118,835 ordinary shares were issued on 18 October 2010 at $11.15 per share and 2,615,440 ordinary shares were issued on 11 April 2011 at $11.27 per share.

Ordinary shares

The Company does not have authorised capital or par value in respect of its issued shares. All issued shares are fully paid.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

In the event of winding up of the Company, ordinary shareholders rank after creditors and are fully entitled to any net proceeds.

Hedging reserve

The hedging reserve comprises the effective portion of the cumulative net change in the fair value of cash flow hedging instruments related to hedged transactions that have not yet occurred. Amounts are reclassified to profit or loss when the associated hedged transaction is settled.

Share-based payment reserve

The share-based payment reserve is used to recognise:

•	The cumulative value recognised over the vesting period of the 2009, 2010 and 2011 share-based performance rights which have not reached the vesting date but are expected to vest; and

•	The value of the 2008 and 2009 share-based performance rights that have vested based on performance conditions being met, which have not yet been settled.

Reserve for own shares

The reserve for the Company’s own shares is used to recognise the cost of the Company’s shares held by the Group.

The shares relate to vested performance rights for certain executives who participate in the long term incentive plan. The shares are acquired on market and placed in trust until such time as the employees elect to have the shares transferred out of the trust.

Dividends

Dividends recognised in the current year by the Company are:

	Cents per share	Total amount $	Franked/ unfranked	Date of payment
2011
Interim 2011 ordinary	24.0	71,874,457	Franked	11 April 2011
Final 2010 ordinary	17.0	49,722,123	Franked	18 October 2010

Total amount	41.0	121,596,580

2010
Interim 2010 ordinary	8.0	20,346,649	Franked	21 April 2010
Final 2009 ordinary	13.0	33,063,304	Franked	30 September 2009

Total amount	21.0	53,409,953

Franked dividends declared or paid during the year were fully franked at the tax rate of 30%.

Dividends not recognised at the end of the reporting period

Subsequent to 30 June 2011, the following dividends were proposed by the Directors. The financial effect of these dividends has not been recognised in the financial statements for the year ended 30 June 2011 and will be recognised in subsequent financial reports.

The declaration and subsequent payment of dividends has no income tax consequences.

	Cents per share	Total amount $	Franked/ unfranked	Date of payment
Final ordinary	16.0	48,334,775	Franked	9 September 2011

Dividend franking account

	Company
	2011 $’000	2010 $’000
30% franking credits available to shareholders of the Company for subsequent financial years	148,841	131,129

The above available amounts are based on the balance of the dividend franking account at year-end adjusted for:

(a)	franking credits/debits that will arise from the payment/receipt of the current tax liabilities/assets;

(b)	franking debits that will arise from the payment of dividends recognised as a liability at year end;

(c)	franking credits that will arise from the receipt of dividends recognised as receivables by the tax-consolidated group at year end; and

(d)	franking credits that the entity may be prevented from distributing in subsequent years.

The ability to utilise the franking credits is dependent upon there being sufficient available profits to declare dividends.

The impact on the dividend franking account of dividends proposed after the reporting date but not recognised as a liability is to reduce it by $20,715,000 (2010: $18,530,000).

In accordance with the tax consolidation legislation, Macarthur Coal Limited as the head entity of the tax-consolidated Group has also assumed the benefit of $148,841,000 (2010: $131,129,000) franking credits.

28. Financial instruments

Exposure to credit, interest rate and currency risks arises in the normal course of the Group’s business. Derivative financial instruments are used to hedge exposure to fluctuations in foreign exchange rates.

Credit risk

Exposure to credit risk

The carrying amount of the Group’s financial assets represents the maximum credit exposure. The Group’s maximum exposure to credit risk at the reporting date was:

	Note	2011 $’000	2010 $’000
Cash and cash equivalents	15	415,161	348,216
Cash and deposits—not at call	18	45,321	30,474
Trade and other receivables	16	842,744	284,414
Forward exchange contracts used for hedging—assets	18	2,772	—

		1,305,998	663,104

The Group’s maximum exposure to credit risk for trade receivables at the reporting date by geographic region was:

	2011 $’000	2010 $’000
Asia	34,451	20,881
Europe	6,258	32,694
Americas	7,107	17,323
Australia	175	—

	47,991	70,898

Concentration of credit risk at the reporting date on trade receivables was: Asia 72%, Europe 13%, Americas 15% and Australia less than 1% (2010: Asia 30%, Europe 46%, Americas 24% and Australia nil%). The geographical mix at the reporting date for trade receivables is influenced by the timing of shipments to customers during the month of June. This arises due to sales being settled within the appropriate contractual terms and conditions following sales recognition. To give a better understanding of the average exposure over the course of a year, the 2011 sales distribution by geographic regions is Asia 67%, Europe 20%, Americas 13% and Australia less than 1% (2010: Asia 63%, Europe 25%, Americas 12% and Australia nil%).

Refer Note 16 for credit risk exposure on other receivables and prepayments.

Impairment losses

None of the Group’s trade receivables are past due (2010: $Nil).

Based on the global standing, size and credit ratings of our customers, the Group believes that no impairment allowance is necessary in respect of trade receivables.

Liquidity risk

The following are the contractual maturities of financial liabilities, including estimated interest payments and excluding the impact of netting agreements:

	2011
	Carrying amount $’000	Contractual cash flows $’000	6 months or less $’000	6-12 months $’000	1-2 years $’000	2-5 years $’000	More than 5 years $’000
Non-derivative financial liabilities
Finance lease liabilities	79,780	98,819	11,803	11,803	11,560	37,186	26,467
Deferred liability for acquisition of mining interest	5,533	5,199	1,040	1,040	2,079	1,040	—
Amounts payable for future user charges	2,852	2,978	1,191	1,191	596	—	—
Trade and other payables	101,758	101,758	101,758	—	—	—	—
Derivative financial liabilities
Forward exchange contracts used for hedging:
Outflow	111,589	111,589	111,589	—	—	—	—
Inflow	(114,361)	(114,361)	(114,361)	—	—	—	—

	187,151	205,982	113,020	14,034	14,235	38,226	26,467

	2010
	Carrying amount $’000	Contractual cash flows $’000	6 months or less $’000	6-12 months $’000	1-2 years $’000	2-5 years $’000	More than 5 years $’000
Non-derivative financial liabilities
Finance lease liabilities	93,416	(119,147)	(10,164)	(10,165)	(23,605)	(38,510)	(36,703)
Deferred liability for acquisition of mining interest	6,006	(7,279)	(1,040)	(1,040)	(2,079)	(3,120)	—
Amounts payable for future user charges	4,990	(5,361)	(1,191)	(1,191)	(2,383)	(596)	—
Trade and other payables	125,677	(125,677)	(125,677)	—	—	—	—
Derivative financial liabilities
Forward exchange contracts used for hedging:
Outflow	234,771	(234,771)	(234,771)	—	—	—	—
Inflow	(230,269)	230,269	230,269	—	—	—	—

	234,591	(261,966)	(142,574)	(12,396)	(28,067)	(42,226)	(36,703)

Foreign exchange contracts used for hedging have a maturity analysis which is expected to match the contracted cash inflows from the receipt of sale proceeds. It is not expected that the cash inflows included in the maturity analysis could occur significantly earlier or at significantly different amounts.

Currency risk

Exposure to currency risk

The Group’s exposure to foreign currency risk at the reporting date was as follows, based on notional amounts:

	2011	2010
	USD $’000	USD $’000
Trade receivables	51,537	60,426
Trade and other payables	(7,980)	(20,312)

Gross financial position exposure	43,557	40,114

Contracted forecast sales	119,728	244,013
Estimated forecast purchases	(2,654)	(9,640)

Gross exposure	117,074	234,373

Forward exchange contracts	(118,371)	(197,519)

Net exposure	42,260	76,968

In line with the Group’s Treasury Policy, additional forward exchange contracts have been placed post 30 June 2011 for the 2012 financial year as fixed price sales contracts have been agreed.

The following significant exchange rates applied during the year:

	Average rate		Reporting date spot rate
	2011	2010	2011	2010
USD	0.9881	0.8759	1.0739	0.8523

Sensitivity analysis

A 10% strengthening of the Australian dollar against the United States dollar at 30 June would have decreased equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. The analysis is performed on the same basis for 2010.

	Equity $’000	Profit or loss $’000
30 June 2011
USD	(10,144)	(3,687)

30 June 2010
USD	(21,288)	(4,279)

A 10% weakening of the Australian dollar against the United States dollar at 30 June would have had the equal but opposite effect on the amounts shown above, on the basis that all other variables remain constant.

Interest rate risk

Profile

At the reporting date the interest rate profile of the Group’s interest-bearing financial instruments was:

	Carrying amount
	2011 $’000	2010 $’000
Fixed rate instruments
Financial liabilities	(82,632)	(98,406)

	(82,632)	(98,406)

Variable rate instruments
Financial assets	460,482	378,690
Financial liabilities	(5,533)	(6,006)

	454,949	372,684

Fair value sensitivity analysis for fixed rate instruments

The Group does not account for any fixed rate financial assets and liabilities at fair value through profit or loss, therefore a change in interest rates at the reporting date would not affect profit or loss.

Cash flow sensitivity analysis for variable rate instruments

A change of 100 basis points in interest rates at the reporting date would have increased (decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular foreign currency rates, remain constant. The analysis is performed on the same basis for 2010.

	Profit or loss		Equity
	100bp increase $’000	100bp decrease $’000	100bp increase $’000	100bp decrease $’000
30 June 2011
Variable rate instruments	(61)	61	—	—

Cash flow sensitivity (net)	(61)	61	—	—

30 June 2010
Variable rate instruments	(107)	107	—	—

Cash flow sensitivity (net)	(107)	107	—	—

Fair values

The fair values of financial assets and liabilities together with the carrying amounts shown in the statement of financial position are as follows:

	Carrying amount	Fair value	Carrying amount	Fair value
	2011 $’000	2011 $’000	2010 $’000	2010 $’000
Cash and cash equivalents	415,161	415,161	348,216	348,216
Trade and other receivables	842,744	842,744	284,414	284,414
Cash and deposits—not at call	45,321	45,321	30,474	30,474
Foreign currency derivative contracts:
Assets	2,772	2,772	—	—
Liabilities	—	—	(4,502)	(4,502)
Trade and other payables	(101,759)	(101,759)	(125,677)	(125,677)
Deferred liability for acquisition of mining interest	(5,533)	(5,533)	(6,006)	(6,006)
Finance lease liabilities	(79,780)	(77,284)	(93,416)	(89,141)
Other derivative liabilities*	—	—	(32,929)	(32,929)
Employee benefits	(6,997)	(6,997)	(5,266)	(5,266)
Other financial liabilities	(2,852)	(2,852)	(4,990)	(4,990)

Unrecognised gains		2,496		4,275

*	Refer Note 26 for details.

Estimation of fair values

The methods used in determining the fair values of financial instruments are discussed in Note 4.

Fair value hierarchy

The following table presents the Group’s financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices)

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1 $’000	Level 2 $’000	Level 3 $’000	Total $’000
30 June 2011
Foreign currency derivative contracts asset	—	2,772	—	2,772
Other derivative liabilities	—	—	—	—

	—	2,772	—	2,772

	Level 1 $’000	Level 2 $’000	Level 3 $’000	Total $’000
30 June 2010
Foreign currency derivative contracts liability	—	4,502	—	4,502
Other derivative liabilities	—	—	32,929	32,929

	—	4,502	32,929	37,431

The following table reconciles Level 3 of the fair value hierarchy from the opening balance at 1 July to the closing balance at 30 June:

	2011 Other derivative liabilities $’000	2010 Other derivative liabilities $’000
Opening balance	(32,929)	(18,919)
Loss recognised in profit and loss (within other expenses)	(2,121)	(14,010)
Settlement gain recognised in profit and loss (within other income)	35,050	—

Closing balance	—	(32,929)

Although the Group believes that its estimate of fair value of the derivative financial instruments is appropriate, the use of different methodologies or assumptions could lead to different measurements of fair value.

Interest rates used for determining fair value

The Group uses the government yield curve as of reporting date plus an adequate constant credit spread to discount financial instruments. The interest rates used are as follows:

	2011%	2010%
Derivatives	—	3.1 – 4.3
Deferred liability for acquisition of mining interest—Note 23	10.15	10.10
Other receivables and prepayments (deferred)—Note 16	5.50	—

29. Interests in joint venture operations

The Group holds the following interests in various joint ventures whose principal activities are coal production, exploration and evaluation, and development.

	Joint Venture % Interest held				Principal activity
	2011		2010
Coppabella and Moorvale Joint Venture	73.3%		73.3%		Coal production
Monto Coal Joint Venture	41	%(1)	41	%(1)	Exploration and evaluation
Olive Downs (South) Joint Venture	90%		90%		Exploration and evaluation
Moorvale West Joint Venture	90%		90%		Exploration and evaluation
West/North Burton Joint Venture	65%		65%		Exploration and evaluation
West Rolleston Joint Venture	90%		90%		Exploration and evaluation
West Walker Joint Venture	85%		85%		Exploration and evaluation
Bowen Basin Coal Joint Venture	85%		85%		Exploration and evaluation
Capricorn Joint Venture	85%		85%		Exploration and evaluation

(1)	The Group holds its 41% interest in the Monto Coal Joint Venture indirectly via its interest in Monto Coal 2 Pty Ltd, a jointly controlled entity. Refer Note 30 for details relating to the Group’s investment in the jointly controlled entity. The information presented in the remainder of this note excludes financial information relating to the Monto Coal Joint Venture interests.

For the year ended 30 June 2011, the contribution of the Coppabella and Moorvale Joint Venture to the operating profit before tax of the Group was $230,281,000 (2010: $213,906,000). The value of the Group’s 73.3% share of the Coppabella and Moorvale Joint Venture coal sold (pre hedging) during the year was $666,376,000 (2010: $630,264,000).

There was no coal mined by the other joint ventures during the year.

Included in the assets and liabilities of the Group are the following items which represent the Group’s interest in the assets and liabilities employed in the joint ventures, recorded in accordance with the accounting policies described in Note 3(a).

	2011 $’000	2010* $’000
Current assets
Trade and other receivables	11,763	23,067
Inventories	38,926	49,762
Other financial assets	38,286	26,211
Overburden in advance	182,256	146,548

Total current assets	271,231	245,588

Non-current assets
Trade and other receivables	2,103	73,718
Inventories	4,368	—
Other financial assets	7,035	4,263
Property, plant and equipment	238,690	249,318
Exploration and evaluation assets	100,309	98,483
Overburden in advance	21,824	19,905

Total non-current assets	374,329	445,687

Total assets	645,560	691,275

Current liabilities
Trade and other payables	59,569	84,000
Loans and borrowings	18,740	13,890
Provisions	2,930	2,642
Other financial liabilities	2,265	2,137

Total current liabilities	83,504	102,669

Non-current liabilities
Loans and borrowings	61,040	79,526
Provisions	30,263	30,398
Other financial liabilities	587	2,853

Total non-current liabilities	91,890	112,777

Total liabilities	175,394	215,446

Refer to Notes 31 and 32 for details of commitments and contingent liabilities.

Included in the Group’s profit or loss are the following items which represent the Group’s interest in the revenue and expenses relating to the joint ventures, recorded in accordance with the accounting policies described in Note 3(a).

	2011 $’000	2010 $’000
Revenue	687,325	670,502
Expenses	(465,997)	(523,022)

Net Profit	221,328	147,480

*	Restated. See note 20.

30. Equity accounted investees

	2011 $’000	2010 $’000
Investments in jointly controlled entities	241,161	338,554

The Group’s share of losses from its equity accounted investees for the year was $5,671,000 (2010: $10,934,000). During the years ended 30 June 2011 and 30 June 2010 the Group has not received any dividends in respect of its interests in equity accounted investees.

Summary financial information for equity accounted investees, not adjusted for the percentage ownership held by the Group:

	Middlemount Coal Pty Ltd $’000	Monto Coal 2 Pty Ltd $’000	Custom Mining Dingo Pty Ltd (in liquidation) $’000
30 June 2011
Percentage held at the reporting date	50.0003%	80.39%	N/A

Current assets	36,373	10,201	—
Non-current assets	362,315	61,752	—

Total assets	398,688	71,953	—

Current liabilities	(115,216)	(504)	—
Non-current liabilities	(263,634)	(7,568)	—

Total liabilities	(378,850)	(8,072)	—

Income	20	516	20
Expenses	(15,341)	(1,734)	—

Loss	(15,321)	(1,218)	20

30 June 2010
Percentage held at the reporting date	72.48%	80.39%	85.715%

Current assets	14,668	8,177	—
Non-current assets	200,736	67,069	—

Total assets	215,404	75,246	—

Current liabilities	(182,007)	(2,579)	—
Non-current liabilities	—	(7,568)	(20)

Total liabilities	(182,007)	(10,147)	(20)

Income	14,960	259	—
Expenses	(29,380)	(414)	—

Loss	(14,420)	(155)	—

The principal activities of the Group’s equity accounted investees along with the Group’s share of losses for the year were as follows:

			Group’s share of losses
	Principal activities	Reporting date	2011 $’000	2010 $’000
Custom Mining Dingo Pty Ltd (in liquidation)	Dormant	30 June	—	—

Middlemount Coal Pty Ltd and its controlled entities	Operator of Middlemount Mine project	30 June	4,692	10,810

Monto Coal 2 Pty Ltd	Participant in the Monto Coal Joint Venture	30 June	979	124

Middlemount Coal Pty Ltd and its controlled entities

During the year the Group disposed of 22.48% of Middlemount Coal Pty Ltd in accordance with the terms of the share sale agreement for the fixed consideration of $97,600,000. $52,600,000 was receivable immediately, with $45,000,000 received on 30 June 2011.

No impairment of the investment in Middlemount Coal Pty Ltd and its controlled entities at 30 June 2011 was necessary based on the recoverable amount of the Middlemount Mine project exceeding the carrying value. The recoverable amount was based on a fair value less costs to sell model as determined internally by management. The fair value was based on the discounted cash flows to be generated from the project.

The following key assumptions were used:

•

Cash flows based on the long-term project plan for the Middlemount Mine project taking into consideration long-term global coal pricing, anticipated operating and distribution infrastructure costs over the life of the project which was based on available coal reserves. Management believe that a discounted cash flow calculation longer than five years is appropriate given the long-term nature of the asset and the measured recoverable coal reserves.

•

Revenues for the 2012 financial year through to the 2014 financial year are based on internally approved cash flows, and the coal price assumptions used are consistent with the average of analyst forecasts for these periods. For the periods thereafter, revenues are determined using the average of analyst forecasts for long-term coal prices. A discount to the average analyst prices has been provided for of 5% on coking coal. No discount has been applied to PCI.

•	Operating and capital costs are based on current contracts and expected future costs as determined by the Group.

The values assigned to the key assumptions represented management’s assessment of future industry variables and were based on both internal and external sources of information. The impact of the Australian Government’s proposed carbon pricing mechanism has not been incorporated into the fair value model, however current modelling on the proposed impact indicates that the recoverable amount would continue to exceed the project carrying amount.

The above assumptions are sensitive in the following areas:

•

An increase of one percentage point in the discount rate, holding all other variables constant, would have decreased fair value less costs to sell by $32,000,000. This would not result in a material impairment.

•

A five percent increase in forecast operating costs, holding all other variables constant, would have decreased fair value less costs to sell by $66,000,000. This would not result in a material impairment.

•

A five percent decrease in forecast future long-term coal prices, holding all other variables constant, would have decreased fair value less costs to sell by $94,000,000. This would not result in a material impairment.

Monto Coal 2 Pty Ltd

No impairment of the investment in Monto Coal 2 Pty Ltd was necessary at 30 June 2011 based on the recoverable amount of the investment exceeding its carrying value. The recoverable amount was based on its fair value less costs to sell, which was determined using recent market information for similar undeveloped coal interests and other current market information.

Custom Mining Dingo Pty Ltd

During 2011, a decision was made to liquidate Custom Mining Dingo Pty Ltd (in liquidation). Application for voluntary liquidation was made prior to 30 June 2011.

Commitments

	2011 $’000	2010 $’000
Share of capital expenditure commitments of jointly controlled entities payable:
Not later than one year	13,860	8,461

	13,860	8,461

Share of mining lease commitments of jointly controlled entities payable:
Not later than one year	51	83
Later than one year but not later than five years	192	250
Later than five years	392	515

	635	848

Share of operating commitments of jointly controlled entities payable:
Not later than one year	57,228	15,276
Later than one year but not later than five years	264,970	186,893
Later than five years	351,831	166,831

	674,029	369,000

Guarantees

Middlemount Coal Pty Ltd has provided guarantees in relation to rehabilitation works for a mineral development license and Wiggins Island feasibility study costs. In addition, guarantees are provided in relation to Parrot Creek quarry and diversion of the Middlemount-Dysart road.

Guarantees provided in relation to Wiggins Island feasibility study costs are secured by bank deposits of the same amounts.

Monto Coal 2 Pty Ltd has provided bank guarantees relating to Wiggins Island feasibility study costs, which are secured by bank deposits of the same amounts.

31. Capital and other commitments

	2011 $’000	2010 $’000
(a) Capital expenditure commitments—joint ventures
Capital expenditure contracted but not provided for in the financial statements and payable:
Not later than one year	10,737	1,135

	10,737	1,135

(b) Operating lease commitments
Future operating lease rentals not provided for in the financial statements and payable:
Not later than one year	3,173	2,867
Later than one year but not later than five years	8,680	6,601
Later than five years	—	1,088

	11,853	10,556

The Group leases office equipment, cars and office space under operating leases. Lease payments for the office lease are increased every year to reflect market rentals.

During the year ended 30 June 2011, $1,318,000 was recognised as an expense in profit or loss in respect of operating leases (2010: $1,397,000).

	2011 $’000	2010 $’000
(c) Mining leases—joint ventures
Future mining lease rentals not provided for in the financial statements and payable:
Not later than one year	453	416
Later than one year but not later than five years	1,604	1,381
Later than five years	2,602	2,875

	4,659	4,672

(d) Exploration and evaluation expenditure
Exploration obligations

In order to maintain current rights of tenure to exploration tenements, the Group is required to perform minimum exploration work to meet the minimum expenditure requirements specified by various State governments. The expenditure obligations are subject to renegotiation when application for a mining lease and/or renewal of exploration permits is made and at other times. These obligations are not provided for in the financial statements and are payable:

Not later than one year	1,364	797
Later than one year but not later than five years	2,419	132

	3,783	929

(e) Operating commitments—joint ventures

Commitments under the electricity, water, rail, port, coal washing plant, train loading facility and accommodation agreements for joint ventures not provided for in the financial statements and payable:

Not later than one year	142,232	143,195
Later than one year but not later than five years	375,190	428,004
Later than five years	282,802	439,713

	800,224	1,010,912

In addition to the operating commitments in (e) above, other contracts on commercial terms and conditions have been entered into with contractors for overburden and mining operations at the Coppabella and Moorvale mines and with original owners regarding royalty arrangements at both the Coppabella and Moorvale mines. As the amounts payable under the contracts vary with the coal quantities mined and sold, future commitments are not able to be reliably assessed and quantified.

Refer Note 23 for commitments relating to finance leases of the Group.

On 23 October 2002, the Coppabella and Moorvale Joint Venture participants agreed to pay a user charge to the Queensland Government for the facilitation of the transport infrastructure corridor (TIC) relocation. The user charge comprises 40 quarterly payments (2011: Group share of $596,000 per quarter; 2010: $596,000 per quarter), commencing 1 October 2002, which have been included in the above operating commitments less the amounts payable for future user charges recognised at 30 June 2011 (refer Note 26).

(f) Other commitments

Land Purchase

In May 2011, Macarthur Coal Limited entered a put and call option deed with the intention of purchasing property for future mining operations. The deed allows Macarthur Coal Limited the right to purchase the land for a total of $75 million with $60 million upfront and the remaining $15 million subject to the timing of certain milestones. A security deposit of $7.5 million paid by Macarthur Coal Limited is included in current other receivables and prepayments at balance date (refer Note 16). The transaction remained subject to ministerial approval under Land Act 1992 (Qld) at 30 June 2011 and has therefore not been recognised in the financial results at balance date.

Macarthur Coal Limited intend to exercise their right to purchase the land under the option deed and sale agreement. The $60 million upfront payment less the $7.5 million security deposit will be due and payable within seven days after the satisfaction of the approval conditions which is expected to occur within the first half of the 2012 financial year.

Joint Ventures

Deeds of cross charge

(i)	The payment of future cash calls by Coppabella Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the Coppabella and Moorvale Joint Venture is secured by a guarantee from the Company and a charge over Coppabella Coal Pty Ltd’s interest in the Coppabella and Moorvale Joint Venture in favour of the other joint venturers and Macarthur Coal (C&M Management) Pty Ltd as the manager of the Coppabella and Moorvale Joint Venture.

(ii)	The payment of future cash calls by Monto Coal 2 Pty Ltd, an equity accounted investee, for its share of operating and capital costs in the Monto Coal Joint Venture is secured by a charge over Monto Coal 2 Pty Ltd’s interest in the Monto Coal Joint Venture in favour of the other joint venturers.

(iii)	The payment of future cash calls by Olive Downs Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the Olive Downs (South) Joint Venture is secured by a charge over Olive Downs Coal Pty Ltd’s interest in the Olive Downs (South) Joint Venture in favour of the other joint venturers.

(iv)	The payment of future cash calls by Capricorn Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the Capricorn Joint Venture is secured by a charge over Capricorn Coal Pty Ltd’s interest in the Capricorn Joint Venture in favour of the other joint venturers.

(v)	The payment of future cash calls by West Burton Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the West/North Burton Joint Venture is secured by a charge over West Burton Coal Pty Ltd’s interest in the West/North Burton Joint Venture in favour of the other joint venturers.

(vi)	The payment of future cash calls by West Rolleston Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the West Rolleston Joint Venture is secured by a charge over West Rolleston Coal Pty Ltd’s interest in the West Rolleston Joint Venture in favour of the other joint venturers.

(vii)	The payment of future cash calls by West Walker Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the West Walker Joint Venture is secured by a charge over West Walker Coal Pty Ltd’s interest in the West Walker Joint Venture in favour of the other joint venturers.

(viii)	The payment of future cash calls by Moorvale West Coal Pty Ltd, a controlled entity, for its share of operating and capital costs in the Moorvale West Joint Venture is secured by a charge over Moorvale West Coal Pty Ltd’s interest in the Moorvale West Joint Venture in favour of the other joint venturers.

(ix)	The payment of future cash calls by BB Interests Pty Ltd, a controlled entity, for its share of operating and capital costs in the Bowen Basin Coal Joint Venture is secured by a charge over BB Interests Pty Ltd’s interest in the Bowen Basin Coal Joint Venture in favour of the other joint venturers.

Jointly controlled entities and Associates

Refer Notes 30 and 34.

32. Contingencies

The Directors are of the opinion that provisions are not required in respect of these matters, as it is not probable that a future sacrifice of economic benefits will be required or the amount is not capable of reliable measurement.

Indemnities

Indemnities have been provided to Directors and certain Executive Officers of the Company in respect of liabilities to third parties arising from their positions, except where the liability arises out of conduct involving a lack of good faith. No monetary limit applies to these agreements and there are no known obligations outstanding at 30 June 2011. (1)

(1)	These contingent liabilities are considered remote.

Guarantees

The Company provides guarantees in relation to the operations of the Group for payments in relation to leased equipment (refer Note 23), royalties, accommodation facilities and certain joint venture undertakings.

The Company provides letters of support to the associated entities listed in Note 34, to provide that each of those entities are in a position to meet debts as and when they become due and payable.

The Company has guaranteed the future commitments of Monto Coal 2 Pty Ltd, a jointly controlled entity, in relation to royalty arrangements.

The Company on behalf of its controlled entity, Coppabella Coal Pty Ltd, has provided guarantees totalling $Nil (2010: $14,660,000) in favour of a supplier.

The Company, on behalf of its controlled entity, Coppabella Coal Pty Ltd, has provided a guarantee in favour of a bank in respect of payment of foreign currency derivative obligations.

The Group has provided bank guarantees totalling $13,358,000 (2010: $4,501,000) in respect of the Wiggins Island feasibility study and the Company’s Brisbane head office. These amounts are secured by bank deposits of $7,035,000 (2010: $4,263,000). (1)

Coppabella Coal Pty Ltd, a controlled entity, as a participant of the Coppabella and Moorvale Joint Venture, has provided bank guarantees totalling $59,148,000 (2010: $64,676,000) in respect of rehabilitation works, electricity, water and transport infrastructure corridor facilities. (1)

(1)	These contingent liabilities are considered remote.

Environmental

Current Queensland Government environment policy requires the preparation of an Environmental Management Plan (EM Plan) and a Plan of Operations detailing the quality, timing and standards of planned mine rehabilitation work. The Coppabella and Moorvale Joint Venture has prepared its EM Plan and its Plan of Operations has been accepted by the Department of Environment and Resource Management. In addition to the EM Plan and the Plan of Operations, the Group is required to lodge securities with the Department of Employment, Economic Development and Innovation to ensure compliance with relevant legislation. The total amount of the guarantees lodged with the Department of Employment, Economic Development and Innovation as at 30 June 2011 is $35,327,000 (2010: $35,251,000) (included in the amount of guarantees referred to above). (1)

(1)	These contingent liabilities are considered remote.

Litigation

Monto

A statement of claim was delivered to Monto Coal Pty Ltd, a wholly owned member of the Group, and Monto Coal 2 Pty Ltd, an equity accounted investee, on 1 October 2007 from the minority interest holders in the Monto Coal Joint venture, being Sanrus Pty Ltd, Edge Developments Pty Ltd and H & J Enterprises (Qld) Pty Ltd alleging that Monto Coal 2 Pty Ltd breached the Monto Coal Joint Venture Agreement and Monto Coal Pty Ltd breached the Monto Coal Management Agreement.

An additional statement of claim was delivered to Macarthur Coal Limited on 23 November 2010 from the same minority interest holders in the Monto Coal Joint Venture, alleging that Macarthur Coal Limited induced Monto Coal 2 Pty Ltd and Monto Coal Pty Ltd to breach the Monto Coal Joint Venture Agreement and the Monto Coal Management Agreement respectively.

The statement of claim seeks damages from the three defendants collectively of no less than $1,193,200,000 plus interest and costs.

Monto Coal Pty Ltd is the manager of the Monto Coal Joint venture pursuant to the Management Agreement. Monto Coal 2 Pty Ltd holds a 51% interest in the Monto Coal Joint Venture.

The Directors of the Group (and the Manager) dispute the claims and will vigorously defend their position.

The Directors’ remain of the opinion disclosure of any further information about the above matter would be prejudicial to the interests of the Group.

MDL 162

Following successful completion of the Institutional Placement on 26 August 2010, Macarthur Coal Limited entered into a loan facility agreement with MCG Coal Holdings Pty Ltd, MCG Coal Pty Ltd, MCG Resources Pty Ltd and Fortrus Resources Pty Ltd (the “MCG Companies”) on 1 September 2010 to provide MCG Coal Holdings Pty Ltd with $360 million to finalise the purchase of MDL 162 from Stanwell Corporation. Macarthur Coal Limited agreed to subscribe for 90% of the shares in MCGH for $334.35 million. The transaction was expected to be completed on 10 May 2011.

Non-performance by the other party to the transaction, has resulted in Macarthur Coal Limited commencing litigation for specific performance under the loan facility agreement. The original loan amount is classified as a loan receivable pending the outcome of ongoing legal proceedings.

The matter has been set down for trial for 10 days, commencing 30 January 2012.

33. Group entities

	Ownership interest
	2011%		2010%
Parent entity
Macarthur Coal Limited

Subsidiaries
Coppabella Coal Pty Ltd	100		100
Macarthur Coal Management Pty Ltd	100		100
Macarthur Coal Mine Management Pty Ltd	100		100
Macarthur Rush Pty Ltd	100		100
Moorvale Coal Pty Ltd (in liquidation)	100	*	100
Macarthur Coal (Equipment) Pty Ltd	100		100
Monto Coal Pty Ltd	100		100
Macarthur Exploration Pty Ltd	100		100
Olive Downs Coal Pty Ltd	100		100
Queensland Coke & Energy Pty Ltd	100		100
Capricorn Coal Pty Ltd	100		100
West Burton Coal Pty Ltd	100		100
West Rolleston Coal Pty Ltd	100		100
West Walker Coal Pty Ltd	100		100
Moorvale West Coal Pty Ltd	100		100
BB Interests Pty Ltd	100		100
Custom Mining Pty Ltd	100		100
Custom Mining Management Pty Ltd	100		100
Custom Management Services Pty Ltd	100		100
Custom Mining (Monto) Pty Ltd	100		100
Macarthur Coal Performance Share Plan Trust	100		100
Macarthur Coal Financing Pty Ltd	100		—
Macarthur Berrigurra Pty Ltd	100		—

All subsidiaries were incorporated and carry on business in Australia.

*	Moorvale Coal Pty Ltd (in liquidation) was placed into voluntary liquidation on 9 August 2011.

34. Investments in associated entities

			Interest held
	Principal activities	Reporting date	2011%	2010%
Macarthur Coal (C&M Management) Pty Ltd (1)	Manager of the Coppabella and Moorvale Joint Venture	30 June	73.3	73.3

Bistrotel Pty Ltd (1)	Property Owner	30 June	73.3	73.3

Macarthur Coal (C&M Equipment) Pty Ltd (1)	Equipment Finance	30 June	73.3	73.3

(1)	Investments in these entities are held in connection with joint venture arrangements. Under these arrangements, the Group does not have control over these associated entities, and accordingly have not been consolidated. The impact of the results and operations of these associated entities are not material to the Group and accordingly have not been equity accounted.

35. Acquisitions and disposals of subsidiaries and joint venture interests

Acquisitions

There were no acquisitions in the current or prior year.

Disposals

On 30 June 2011, the Group completed the partial disposal of the Codrilla project. The Group held an 85% interest in the project through its participation in the Bowen Basin Coal Joint Venture. Following the sell-down into the CMJV the Group’s interest in the project was effectively reduced to 73.3%. The total consideration receivable from external parties, at present value, is $69.8 million, and is due in three instalments 20% receivable on contract completion, 40% receivable on granting of the mining lease and 40% due on first railing. The sale is unconditional and backstop dates are applicable to the timing of payments. The Group recognised a profit (before tax) on disposal of $68,812,000 for the year ended 30 June 2011.

Effect of Disposal

The disposal had the following effect on the Group’s assets and liabilities for the year ended 30 June 2011:

	Pre-disposal Carrying Amount $’000	Fair Value Adjustment $’000	Recognised values on disposal $’000
Codrilla exploration and evaluation asset	7,474	—	7,474

Net identifiable assets and liabilities	7,474	—	7,474

Carrying value of interest disposed			1,029
Consideration received, satisfied in cash			14,976
Consideration receivable (i)			59,904

Total cash consideration received/receivable			74,880

(i)	The consideration has been discounted to fair value at the completion date of $54.9 million based on a discount rate of 5.5%.

36. Reconciliation of cash flows from operating activities

	Consolidated
	2011 $’000	2010 $’000
Cash flows from operating activities
Profit for the year	241,390	125,064
Adjustments for:
Depreciation and amortisation	30,566	31,279
Share-based payments	(40)	425
Amounts reversed from provisions	(1,434)	(4,475)
Unrealised foreign exchange losses	429	1,142
Interest on loans and borrowings	8,786	8,072
Interest on unwinding of discount	2,429	4,097
Interest on deferred income	(1,236)	—
Loss on disposal of property, plant and equipment	152	42
(Gain)/loss on partial disposal of interest in equity accounted investee	(44,148)	1,641
Gain on sale of partial disposal of mining project	(84,201)	—
Change in fair value of other derivative liabilities	2,121	14,010
Share of loss of equity accounted investees	5,671	10,934

Operating profit before changes in working capital	160,485	192,231

Decrease in income tax payable	(34,096)	(3,557)
Decrease/(increase) in net deferred tax liabilities/assets	14,605	(12,353)
Decrease/(increase) in trade and other receivables	24,747	(35,975)
Decrease/(increase) in inventories	6,468	(5,963)
(Increase)/decrease in overburden in advance	(37,627)	3,501
(Decrease)/increase in trade and other payables	(18,544)	38,197
Increase in employee benefits	1,731	1,047

Net cash from operating activities	117,769	177,128

37. Related parties

Key Management Personnel Disclosures

The Key Management Personnel of the Group are those people responsible for planning, directing and controlling the activities of the Group throughout the year. The KMP include:

•	Non-Executive Directors – there were six (2010: six) Non-Executive Directors during the year

•	Senior Executives – as at 30 June 2011, there were seven (2010: five) Senior Executives including the Chief Executive Officer (CEO) and Managing Director (MD), Nicole Hollows

•	Former Executives – there are two (2010: two) Former Executives who were senior executives for part of the year.

The following were key management personnel of the Group at any time during the year and unless otherwise indicated were Key Management Personnel for the entire year.

KEY MANAGEMENT PERSONNEL
DEFINED TERM		NAME	POSITION	DATE APPOINTED
30 June 2011 and 30 June 2010
		Keith DeLacy	Chairman, Independent, Non-Executive Director	5 July 2001 Resigned: effective 26 October 2011
		Roger Marshall	Deputy Chairman, Independent, Non-Executive Director (2010: Deputy Chairman, Non-Executive Director)	5 July 2001 Resigned: effective 26 October 2011
NON-EXECUTIVE DIRECTORS		Peter Forbes	Independent, Non-Executive Director	14 November 2003 Resigned: effective 26 October 2011
		Chen Zeng	Non-Executive Director	23 July 2007 Resigned: effective 26 October 2011
		Martin Kriewaldt	Independent, Non-Executive Director	13 October 2008 Resigned: effective 26 October 2011
		Terry O’Reilly	Independent, Non-Executive Director	13 October 2008 Resigned: effective 26 October 2011
EXECUTIVES	SENIOR EXECUTIVES	30 June 2011
		Nicole Hollows	Chief Executive Officer Managing Director	CEO: 7 January 2007 MD: 28 June 2007 Resigned: effective 26 October 2011
		Gary Lee	Vice President, Marketing Chief Development Officer	19 January 2004 Effective from 1 September 2010
		Lisa Dalton	EGM Corporate Services & Company Secretary	24 May 2007
		Graham Yerbury	Chief Financial Officer	6 September 2010
		Rodney Dyer	EGM Projects	16 November 2010
		Scott Croger	Vice President, Marketing	1 September 2010
		Allan Fidock	EGM Operations	1 February 2011
30 June 2010
		Nicole Hollows	Chief Executive Officer Executive Director	CEO: 7 January 2007 MD: 28 June 2007
		Peter Kane	Chief Operating Officer	18 February 2008
		Gary Lee	Vice President, Marketing	19 January 2004
		Lisa Dalton	EGM Corporate Services & Company Secretary	24 May 2007
		Michael Gray	EGM Projects & Infrastructure	20 July 2009
	FORMER EXECUTIVES	30 June 2011
		Michael Gray	EGM Projects & Infrastructure	20 July 2009 Appointed: CEO of Middlemount effective 15 September 2010
		Peter Kane	Chief Operating Officer	18 February 2008 Resigned: effective 18 February 2011
30 June 2010
		Stuart Hatton	Chief Financial Officer	Appointed: 18 August 2008 Resigned: 30 October 2009
		Shane Stephan	Chief Development Officer	Appointed: 12 February 2001 Resigned: 21 August 2009

Changes in Key Management Personnel subsequent to 30 June 2011

The following changes occurred subsequent to 30 June 2011, but prior to the issue of these Financial Statements.

On 26 October 2011 the following Directors and the Chief Executive Officer resigned:

Keith DeLacy (Director, Chairman)
Roger Marshall (Director)
Peter Forbes (Director)
Chen Zeng (Director)
Martin Kriewaldt (Director)
Terry O’Reilly (Director)
Nicole Hollows (Chief Executive Officer and Managing Director)

On 26 October 2011 the following Directors and Chief Executive Officer were appointed:

Eric Ford (Director, Chairman)
Julian Thornton (Director and Chief Executive Officer)
Michael C. Crews (Director)
Paul Dowd (Director) — subsequently resigned on 21 December 2011
John M. Spark (Director) — subsequently resigned on 21 December 2011

Key management personnel compensation

The Key Management Personnel compensation included in ‘personnel expenses’ (see Note 9) are as follows:

	2011 $	2010 $
Short-term employee benefits	5,580,036	4,045,484
Other long-term benefits	53,820	143,745
Post-employment benefits	282,757	240,407
Share-based payments (1)	782,485	1,190,124

	6,699,098	5,619,760

(1)	Includes shares provided to Directors as part of compensation and expense during the year relating to performance rights to Executives.

Directors’ and Executive Officers’ Remuneration

Details of the nature and amount of each major element of remuneration of each Director of the Group and each relevant Group Executive are:

		Short term				Post employment benefits - superannuation	Long term employee benefits	Termination benefits	Share-based payment		Total	Proportion of remuneration performance related	Value of options and rights as a proportion of remuneration
		Salary & fees	STI cash bonus	Non- monetary benefits	Total				Shares	Options and rights[1]
		$	$	$	$	$	$	$	$	$	$
Directors

Non-Executive

Keith DeLacy
	2011	82,951	—	13,736	96,687	15,382	—	—	145,039	—	257,108	0%	0%
	2010	82,569	—	10,100	92,669	7,431	—	—	146,353	—	246,453	0%	0%

Roger Marshall
	2011	59,633	—	13,736	73,369	5,367	—	—	114,189	—	192,925	0%	0%
	2010	59,633	—	8,650	68,283	5,367	—	—	146,353	—	220,003	0%	0%

Peter Forbes
	2011	87,156	—	13,736	100,892	7,844	—	—	114,850	—	223,586	0%	0%
	2010	73,394	—	9,744	83,138	6,605	—	—	146,138	—	235,881	0%	0%

Chen Zeng
	2011	50,459	—	13,736	64,195	4,541	—	—	114,189	—	182,925	0%	0%
	2010	50,459	—	8,650	59,109	4,541	—	—	146,353	—	210,003	0%	0%

Martin Kriewaldt
	2011	59,633	—	13,736	73,369	5,367	—	—	113,195	—	191,931	0%	0%
	2010	50,459	—	9,744	60,203	4,541	—	—	121,674	—	186,418	0%	0%

Terry O’Reilly
	2011	60,084	—	13,736	73,820	30,750	—	—	114,189	—	218,759	0%	0%
	2010	15,992	—	8,650	24,642	49,008	—	—	121,674	—	195,324	0%	0%

Executive

Nicole Hollows - Chief Executive Officer
	2011	1,049,315	775,390	49,755	1,874,460	25,000	20,572	—	—	68,217	1,988,249	25%	3%
	2010	749,246	774,450	43,699	1,567,395	25,000	123,535	—	—	158,897	1,874,827	39%	8%

Total Remuneration - All Directors
	2011	1,449,231	775,390	132,171	2,356,792	94,251	20,572	—	715,651	68,217	3,255,483
	2010	1,081,752	774,450	99,237	1,955,439	102,493	123,535	—	828,545	158,897	3,168,909

1	Remuneration in the form of share-based payments includes negative amounts for performance rights forfeited during the year.

Directors’ and Executive Officers’ Remuneration (continued)

		Short term				Post employment benefits - superannuation	Long term employee benefits	Termination benefits	Share-based payment		Total	Proportion of remuneration performance related	Value of options and rights as a proportion of remuneration
		Salary & fees	STI cash bonus	Non- monetary benefits	Total				Shares	Options and rights[1]
		$	$	$	$	$	$	$	$	$	$
Executives

Gary Lee - Chief Development Officer, Macarthur Coal Limited
	2011	377,425	197,018	16,300	590,743	50,000	13,593	—	—	26,558	680,894	15%	4%
	2010	346,189	164,385	10,152	520,726	49,999	8,077	—	—	61,347	640,149	24%	10%

Lisa Dalton - Executive General Manager Corporate Services and Company Secretary, Macarthur Coal Limited
	2011	295,035	204,505	60,591	560,131	25,000	6,686	—	—	17,056	608,873	15%	3%
	2010	313,319	170,080	23,170	506,569	25,000	3,393	—	—	32,489	567,451	25%	6%

Graham Yerbury - Chief Financial Officer, Macarthur Coal Limited
(Appointed 06/09/2010)
	2011	296,775	51,681	16,250	364,706	33,646	—	—	—	53	398,405	13%	0%
	2010	—	—	—	—	—	—	—	—	—	—	0%	0%

Rodney Dyer - Executive General Manager Projects, Macarthur Coal Limited
(Appointed 16/11/2010)
	2011	245,677	79,225	12,163	337,065	10,821	—	—	—	59	347,945	23%	0%
	2010	—	—	—	—	—	—	—	—	—	—	0%	0%

Scott Croger - Vice President Marketing, Macarthur Coal Limited
(Appointed 01/09/2010)
	2011	276,048	99,940	15,138	391,126	20,833	8,768	—	—	4,404	425,131	11%	1%
	2010	—	—	—	—	—	—	—	—	—	—	0%	0%

Allan Fidock - Executive General Manager Operations, Macarthur Coal Limited [2]
(Appointed 01/02/2011)
	2011	294,411	132,150	66,859	493,420	25,000	4,201	—	—	5,903	528,524	8%	1%
	2010	—	—	—	—	—	—	—	—	—	—	0%	0%

Former Executives

Michael Gray - Executive General Manager, Projects and Infrastructure, Macarthur Coal Limited
(Appointed 20/07/09)
(Appointed CEO Middlemount 15/09/2011)
	2011	57,977	64,683	11,888	134,548	5,246	—	—	—	13,592	153,386	18%	9%
	2010	246,334	104,111	44,945	395,390	23,672	5,774	—	—	36,138	460,974	17%	8%

Peter Kane - Chief Operating Officer, Macarthur Coal Limited
(Resigned 18/02/2011)
	2011	280,358	56,250	14,897	351,505	17,960	—	—	—	(69,008)	300,457	(23%)	(23%)
	2010	422,442	213,075	22,351	657,868	25,000	2,966	—	—	78,997	764,831	27%	10%

Stuart Hatton - Chief Financial Officer, Macarthur Coal Limited
(Resigned 30/10/2009)
	2011	—	—	—	—	—	—	—	—	—	—	0%	0%
	2010	127,810	—	7,367	135,177	10,356	—	—	—	(6,289)	139,244	(5%)	(5%)

Shane Stephan - Chief Development Officer, Macarthur Coal Limited
(Resigned 21/8/2009)
	2011	—	—	—	—	—	—	—	—	—	—	0%	0%
	2010	114,331	—	1,434	115,765	3,887	—	—	—	—	119,652	0%	0%

Directors’ and Executive Officers’ Remuneration (continued)

	Short term				Post employment benefits - superannuation	Long term employee benefits	Termination benefits	Share-based payment		Total	Proportion of remuneration performance related	Value of options and rights as a proportion of remuneration
	Salary & fees	STI cash bonus	Non- monetary benefits	Total				Shares	Options and rights[1]
	$	$	$	$	$	$	$	$	$	$
Total Remuneration - Executives
2011	2,123,706	885,452	214,086	3,223,244	188,506	33,248	—	—	(1,383)	3,443,615
2010	1,570,425	651,651	109,419	2,331,495	137,914	20,210	—	—	202,682	2,692,301

[1]	Remuneration in the form of share-based payments includes negative amounts for performance rights forfeited during the year.
[2]

While KMP from 1 February 2011, bonuses have been disclosed for the full 12 month period given Mr Fidock is one of the five highest paid earners of the Group, as required to be disclosed under the Corporations Act 2001.

Principles of Non-Executive Director Remuneration

Remuneration levels for Non-Executive Directors are set to reflect the demands on the Directors and the responsibility they carry and to align with time commitments expected of them in carrying out their role.

Components of Non-Executive Director Remuneration

The various components of remuneration for Non-Executive Directors are outlined below:

Aggregate Remuneration Amount

The aggregate remuneration permitted to be paid to Non-Executive Directors that has been approved by shareholders at the AGM in November 2008 is $1.6 million per annum.

Components of Non-Executive Director Remuneration

Remuneration for Non-Executive Directors consists of:

•	Board Fees as remuneration for Board membership with Chairman responsibilities earning an additional amount.

•	Committee Fees as remuneration for Committee membership with Committee Chairman responsibilities earning an additional amount.

•	Macarthur Coal Shares accrued on a daily basis, purchased on market after the announcement of the half year and full year financial results of the Company.

Base Fees

Non-Executive Directors’ fees are determined by the Nomination and Remuneration Committee (NRC) and set by the Board and fall within the aggregate amount approved by the shareholders. Current fees for Directors, which have remained unchanged since 2007 are:

•	Chairman $70,000 per annum

•	Non-Executive Director $45,000 per annum

Committee Fees

Committee fees are determined by the NRC and set by the Board and also fall within the aggregate amount approved by shareholders. Increases in Committee Fees for the Chairmen of the Audit and Risk Management Committee, the Nomination and Remuneration Committee and the Special Projects Committee were approved in 2010.

Board committee

	Chairman $ per annum		Member $ per annum
	2011	2010	2011	2010
Audit and Risk Management Committee	30,000	15,000	15,000	10,000
Nomination and Remuneration Committee	20,000	10,000	10,000	10,000
Special Projects	20,000	10,000	10,000	10,000
Due Diligence Committee	—	10,000	—	N/A

Macarthur Coal Shares

Non-Executive Directors are also entitled to receive 10,000 (2010: 10,000) shares per annum and the Chairman 15,000 (2010: nil) shares per annum to strengthen alignment with shareholder interests pursuant to the Directors’ Share Plan. A Director’s entitlement to shares accrues on a daily basis and will generally be allocated to a Director after the announcement of the half year results and the full year results. The shares are purchased on market in appropriate trading windows. Shares purchased are not subject to disposal restrictions. If a Director ceases to be a Director of the Company and has an outstanding entitlement to be allocated shares, either the shares will be acquired in the Director’s name or the Director will receive a cash equivalent for the value of the shares, at the Board’s discretion. Directors receive their entitlement to shares irrespective of Company performance.

Superannuation

Statutory superannuation contributions are made on behalf of Non-Executive Directors in accordance with the law. Fees set out above include any superannuation payable.

Other Fees/Benefits

The Company’s Constitution permits:

•

Additional fees to be paid to Non-Executive Directors for additional services. Since 1 December 2010 Terry O’Reilly has been paid additional fees of $30,000 per annum as a nominee of the Company on the Board of Middlemount Coal Pty Ltd. (2010: $nil).

•	Non-Executive Directors to be reimbursed for all business related expenses including travel in the discharge of their duties. Permitted reimbursements were made during the year.

•	In addition:

•

non-cash benefits including superannuation contributions above the statutory amount are able to be salary sacrificed. There are no retirement benefits in place and the Company does not make sign-on payments to new Directors

•	the Company contributed to professional development activities for some Non-Executive Directors during the year

•	there were no performance-based remuneration amounts paid or options granted to Non-Executive Directors during the year.

Principles of Executive Remuneration (Including Managing Director Remuneration)

Macarthur Coal’s Board approved Remuneration Policy is designed to facilitate the alignment of individual performance with the Company’s goals and the creation of shareholder value. The key elements of the Remuneration Policy include:

•	remuneration practices that are fairly and responsibly structured to attract and retain talented team members and to motivate them to achieve both near term and longer term success

•

reward arrangements that comprise appropriate performance linked incentives based on financial and non-financial performance measures that are relevant to the business and connected to the individual’s actual accountabilities

•

remuneration outcomes that are competitively positioned against the appropriate market, taking into consideration the individual’s role, Corporate, group and individual performance and relevant market conditions.

Components of Executive Remuneration

Executive remuneration for the 2011 and 2010 financial years had two key components:

Remuneration component	Elements	Details
Fixed Annual Remuneration (Base Salary Plus Statutory Superannuation)	Annual base salary is generally reviewed at the end of each financial year and applicable from 1 July each year	Annual base salary can be structured as a cash benefit and/or non-cash benefit including salary sacrifice packaging and the fringe benefits tax applicable to the packaging.
	Statutory superannuation contributions	Statutory % of base salary.

Performance Linked Remuneration	Short Term Incentive (STI)	Assessment based on annual performance at a corporate and individual level.
Long Term Incentive (LTI)

Assessment based on creation of shareholder value over a three year performance period.

The performance period for performance rights forming part of executives remuneration in 2009 concluded on 30 June 2011 and shares under the LTI Plan for the 2009 performance rights will be purchased on market in the trading window after the release of the 2011 results (2010: The performance period for the first tranche of performance rights awarded to Executives ended 30 June 2010 and shares under LTI Plan for the 2008 performance rights will be purchased on market in the trading window after the release of the 2010 results). Refer below for further information on the performance hurdles and the awards to be made under the LTI Plan in the 2011 financial year.

The fixed and performance linked components of remuneration varies for each Executive. The proportions of remuneration for each of the Executives that are linked to performance and those that are fixed are summarised in the table below.

Macarthur Coal Limited

	Fixed remuneration			Performance linked remuneration
	Base salary + superannuation			Short term incentive			Long term incentive
	2011	2010		2011	2010		2011	2010
	2011%	2010%	2011%	2011%	2010%	2011%	2011%	2010%	2011%
Senior Executives
Nicole Hollows	47.6%	47.6%	47.6%	28.6%	28.6%	28.6%	23.8%	23.8%	23.8%
Gary Lee	62.4%	62.4%	62.4%	18.8%	18.8%	18.8%	18.8%	18.8%	18.8%
Lisa Dalton	62.4%	62.4%	62.4%	18.8%	18.8%	18.8%	18.8%	18.8%	18.8%
Graham Yerbury	62.4%	—	—	18.8%	—	—	18.8%	—	—
Rodney Dyer	52.6%	—	—	26.3%	—	—	21.1%	—	—
Scott Croger	71.4%	—	—	14.3%	—	—	14.3%	—	—
Allan Fidock	71.4%	—	—	14.3%	—	—	14.3%	—	—
Peter Kane	—	55.6%	55.6%	—	22.2%	22.2%	—	22.2%	22.2%
Michael Gray	—	71.4%	66.7%	—	14.3%	33.3%	—	14.3%	0%

The information provided for 2010 allows comparisons between the 2010 financial year and what was put in place for the 2011 financial year. When STI Targets (that are performance linked over a one-year period) and LTI (performance targets over a three-year period) are met, then the amount of performance linked remuneration increases reflecting the Board’s objective to reward arrangements that comprise appropriate performance linked incentives based on financial and non-financial performance measures that are relevant to the business and connected to the individual’s actual accountabilities.

Total Fixed Remuneration (TFR)

The Total Fixed Remuneration for each Executive and employee is reviewed annually based on the individual’s performance and effectiveness, the Group’s circumstances and the indicative market levels of fixed and total reward for comparable roles from salary survey information provided by remuneration consultants. Salary increases for Executives are approved by the Nomination and Remuneration Committee. Any salary increase for the CEO requires approval of the Non-Executive Directors.

In 2011, all staff including Executives underwent a review of their performance and where appropriate, and in accordance with the principles in the Remuneration Policy, increases in total fixed remuneration were made to be effective from 1 July 2011.

At the commencement of the 2010 financial year, as a result of the economic conditions, the Board determined that salaries for Senior Executives would remain unchanged unless there was a role change, an anomalous situation or a contractual obligation.

In March 2010:

•	Nicole Hollows received a remuneration review after the Board commissioned an external benchmark and review by Mercer of the CEO’s remuneration.

•	Lisa Dalton received a remuneration review as a result of taking on an expanded role within the organisation and following receipt of the Mercer remuneration benchmark report.

Most employees received a remuneration review in December 2009 driven by a tightening of the job market because of the economic recovery.

At the end of the 2010 financial year, all staff, including Executives underwent a review of their remuneration for the 2011 financial year in accordance with the principles in the Remuneration Policy.

Short Term Incentive Plan (STIP)

The goal of the Short Term Incentive Plan is to focus attention on short term strategic and financial objectives. The quantum of the award varies based on the year’s accomplishments, corporate, group and individual performance as well as a person’s position and level of responsibility.

The STIP provides employees with an opportunity to earn an amount that is additional to their TFR. The additional amount is performance linked and underpinned by the employees’ role and responsibility.

For the 2010 financial year, the Group enhanced its STIP to better align the incentive to overall Group performance so that if the Group performed well, all employees could receive part of the reward. A key component of the STIP was the establishment of Corporate Short Term Incentive (STI) Targets aligning the STIP payments to the achievement of Corporate, Group and individual performance measures, a move away from the previous policy where STI Targets were centred primarily around individual performance.

Corporate, Group and individual performance targets were set for each executive and linked to corporate strategy and each Executive’s area of responsibility. The targets and potential reward outcomes are designed to encourage Executives to strive for exceptional performance while demonstrating leadership in the Group’s values and culture. The Board retains an overall discretion on whether to pay all, a portion of, or no STI.

A summary of the STIP in operation for the 2011 and 2010 financial years was as follows:

Corporate Short Term Incentive Targets

Corporate STI Targets were developed and applied across the business. The corporate STIs for all employees were linked to the critical areas of safety, profit and cost. Executives and Senior Leaders in the business had additional Corporate STIs applicable to people and culture.

Group/Individual Short Term Incentive Targets

Specific group/individual STI Targets were also put in place to ensure the Group continued to drive superior individual performance relative to a person’s position and level of responsibility. Each individual had between two to four STI Targets in addition to the Corporate STI Targets.

Mine Site – Short Term Incentive Targets

To ensure the workforce and site staff were working towards the achievement of the budgeted production targets safely, a group STI Target structure for the individual portion of the STIs for the minesite was implemented. The group STI structure included safety, environmental, profit and production targets. This approach aligned achievement of minesite targets and was supported by the inter-dependence of departments on the site i.e. Production/Maintenance/Technical Services.

Maximum STI Entitlement

Short Term Incentive entitlements as a maximum percentage of total fixed remuneration for 2011 and 2010 were:

POSITION	2011	2010
CEO and Managing Director	60%	60%
Senior Executives	20-50%	20-40%
Other executives and senior leaders	10-20%	10-20%
Employees	10%	10%

Retention Bonuses

Discretionary Bonuses awarded by the Board in 2010

During 2010 the Company negotiated and entered into agreements with Noble Group Limited, Gloucester Coal Limited and the CITIC Group to acquire:

•	100% of Gloucester Coal Ltd (“Gloucester”) through an off-market takeover offer

•	Noble Group Limited’s (“Noble”) interest in the Middlemount JV, taking Macarthur’s ownership to 100% including all marketing rights for Middlemount product

•	CITIC Resources Holdings Limited’s (“CITIC Resources”) direct interests in the Coppabella and Moorvale Joint Venture and intention to terminate marketing rights to China and India

A small project team was established within Macarthur Coal to oversee these transactions, including the negotiation and finalisation of agreements for these transactions. In recognition of the efforts of this project team, including additional hours worked, the Board awarded a discretionary bonus of up to 10% of Total Fixed Remuneration to members of the project team including the CEO and Company Secretary. The transactions subsequently were not consummated and were impacted by change of control proposals received by the Company prior to completion.

Retention Plan established by the Board

In 2010, a retention plan was established by the Board following a period of intense corporate activity. The retention plan was put in place to mitigate the real risk of a talent exodus from the business caused by the period of corporate activity which included four change of control proposals from Peabody Energy Corporation and two change of control proposals from New Hope Corporation. The retention plan provided a financial incentive for staff to stay and work towards continuation of business at Macarthur Coal. For KMP, the retention plan consisted of a cash incentive linked to TFR for remaining in the employment of the Group for a 12 month period ending 31 March 2011. The retention plan met its objectives with a voluntary retention rate for the 2011 financial year of 90%.

Analysis of Bonuses Included in Remuneration

30 June 2011

Details of the retention bonuses and the vesting profile of the STI cash bonuses awarded as remuneration to each of the relevant group executives are detailed below.

Executives	Retention bonus	Short term incentive bonus
	Included in remuneration[1] $	Included in remuneration[2] $	STI vested in year %	STI forfeited in year[3] %
Nicole Hollows	343,750	431,640	65%	35%
Gary Lee	121,875	75,143	58%	42%
Lisa Dalton	128,125	76,380	67%	33%
Graham Yerbury	—	51,681	53%	47%
Rodney Dyer	—	79,225	59%	41%
Scott Croger	56,250	43,690	64%	36%
Allan Fidock[4]	93,750	38,400	48%	52%
Michael Gray[5]	50,285	14,398	65%	35%

[1]

Amounts relate to balance of Retention Plan expense to be recognised in the 2011 financial year being approved in the prior financial year. For recognition purposes the expense relating to the Retention Plan has been recognised over the retention period of 1 April 2010 to 31 March 2011 however full retention payments were made during the 2011 financial year.

[2]

Amounts included in remuneration for the financial year represent that amount that vested in the financial year based on achievement of STI Targets. No amounts vest in future years in respect of the bonus scheme for the 2011 financial year.

[3]	The amounts forfeited are due to some STI targets not being met in relation to the current financial year.
[4]

While KMP from 1 February 2011, bonuses have been disclosed for the full 12 month period given Mr Fidock is one of the five highest paid earners of the Group, as required to be disclosed under the Corporations Act 2001.

[5]	Bonus awarded on pro-rata basis for the period Mr Gray was KMP subject to performance measures being met.

30 June 2010

Details of the vesting profile of the STI cash bonuses awarded as remuneration and the Discretionary Bonuses awarded by the Board to each of the relevant Group Executives as detailed below.

Short Term Incentive and Discretionary Bonuses 2010
Executives	Included in remuneration[1,5] $		STI vested in year %	STI forfeited in year[2] %
Nicole Hollows	774,450	[3]	77	23
Peter Kane	213,075		72	28
Gary Lee	164,385		78	22
Lisa Dalton	170,080	[4]	80	20
Michael Gray	104,111		68	32

[1]

Amounts included in remuneration in the financial year represent that amount that vested in the financial year based on achievement of STI Targets. No amounts vested in future years in respect of the bonus scheme for the 2010 financial year.

[2]	The amounts forfeited are due to some STI Targets not being met in relation to the current financial year.
[3]	Includes discretionary bonus awarded by the Board of $60,000 (10% of TFR) in January 2010.
[4]	Includes discretionary bonus awarded by the Board of $29,500 (10% of TFR) in January 2010.
[5]	Amounts include pro-rata allocation of Retention Plan amounts to 30 June 2010.

Summary of Long Term Incentive Plan (LTIP)

LTIP Objective

The LTIP was established in the 2009 financial year. The LTIP is an equity-based incentive designed to provide Executives and other nominated senior leaders (participants) with the incentive to deliver long-term growth in shareholder value. The LTIP grant to each participant is determined based on the strategic importance of the participant in creating shareholder value.

Participants

The CEO, Senior Executives and other Senior Leaders nominated by the Board, are eligible to participate in the LTIP. There were nine (2010: nine) employees remaining as active participants in the plan at year end.

Performance Rights

Since the establishment of the plan, eligible participants receive performance rights on an annual basis, subject to the approval of the NRC. However, there were no rights issued under the plan during the 30 June 2010 financial year pending a restructure of the plan. The percentages of TFR entitlement for participants under the LTIP is set out in the following table:

Long Term Incentive Plan Grant (Maximum % Of TFR)
Position	2011	2010
CEO	50%	50%
Senior Executives	20-40%	20-40%
Senior Leaders	10-20%	10-20%

The number of performance rights granted to participants is equivalent to the relevant percentage of TFR determined by the NRC divided by the Volume Weighted Average Share Price of Macarthur Coal shares in a period determined by the NRC (2010: generally the first five trading days of July in the year that performance rights were granted).

Performance rights are granted at no cost to the participants. Each performance right granted entitles a participant to one ordinary share in the Company, subject to satisfaction of performance conditions set by the Board and NRC in respect of the grant, over a performance period of three financial years.

Performance Conditions

The extent to which performance rights will vest, and shares are allocated to participants, is subject to performance conditions based on the following three measures of Company performance (over the relevant three year performance period):

Proportion of performance rights to which performance measure applies	Performance measure
30%	Growth in the Company’s Earnings Per Share (EPS)
50%	Total Shareholder Return (TSR) relative to companies in the ASX S&P 300 Accumulation Index
20%	Return on Invested Capital (ROIC)

Why These Targets Were Selected

The Board selected the performance measures on the basis that they provide:

•	alignment between comparative shareholder return and reward for participants and a relative, external, market based performance measure against similar comparator companies (TSR)

•	a relevant indicator of measuring increases in shareholder value (EPS)

•	suitable line of sight to encourage performance by the participants.

Earnings Per Share

Thirty percent of performance rights granted to a participant will vest based on growth in the Company’s EPS over the three-year performance period. For any performance rights subject to the EPS hurdle to vest, the Company’s EPS growth must be at least equal to the base target set by the NRC. For all the performance rights subject to the EPS hurdle to vest, the Company’s EPS growth must be at least equal to the stretch target set by the NRC. For the performance rights granted in respect of the current plan, the base and stretch targets for EPS growth and the related vesting schedule, are as follows:

Average annual growth in EPS over three year performance period	Percentage of performance rights subject to EPS hurdle that vest
EPS growth below base target of 10% per annum	Nil
EPS growth at least equal to base target of 10% per annum but below stretch target of 15% per annum	50%
EPS growth at least equal to stretch target of 15% per annum	100%

Total Shareholder Return

Fifty percent of performance rights granted to a participant will vest based on the Company’s TSR, that is, share price growth and reinvested dividends relative to the TSRs of companies in the ASX S&P 300 Accumulation Index (as at the start of the performance period) over the three year performance period. For the performance rights granted in respect of the current plan, the TSR performance condition applies as follows:

Macarthur Coal TSR Performance Over Three Year Performance Period Relative To Constituents Of ASX S&P 300 Accumulation Index	Percentage Of Performance Rights Subject To TSR Hurdle That Vest
Less than the 50th percentile	Nil
At the 50th percentile	50%
Greater than the 50th percentile up to the 75th percentile	50% plus 2% for every one percentile increase in Macarthur Coal’s relative position
At or greater than the 75th percentile	100%

Return on Invested Capital (ROIC)

Twenty percent of the performance rights granted to a participant will vest based on the Company’s Return on Invested Capital (ROIC) performance over the three year performance period.

For any performance rights subject to the ROIC hurdle to vest, the Company’s average ROIC must be at least equal to the base target set by the NRC. For all the performance rights subject to the ROIC hurdle to vest, the Company’s average ROIC must be at least equal to the stretch target set by the NRC.

The performance rights granted in respect of the current plan, the base and stretch targets for ROIC, and the related vesting schedule, are as follows:

Average annual ROIC achieved over three year performance period	Percentage of performance rights subject to ROIC hurdle that vest
ROIC below base target of 12%	Nil
ROIC at least equal to base target of 12% but below stretch target of 15%	50%
ROIC at least equal to stretch target of 15%	100%

Assessment Of Performance

For 2011, assessment of performance is made by the Board at the end of each performance period. For the performance rights granted in respect of the 2009 financial year, the Board assessed performance against the TSR, EPS growth and ROIC performance hurdles.

For 2010, assessment of performance is made by the Board following finalisation of financial statements for the last financial year of the relevant three year performance period. For the performance rights granted in respect of the 2008 financial year, the Board assessed performance against the TSR, EPS growth and ROIC performance hurdles following finalisation of the financial statements for the year ending 30 June 2010.

Shares Acquired Under LTIP

Shares to be allocated to participants under the LTIP (to the extent that performance rights vest) are acquired on market, avoiding dilution of shareholder equity. The shares are placed in trust for participants until such time as the participants request to have the shares transferred from the trust. No consideration is payable by the participants to be allocated the shares on vesting of rights or on transfer of shares from the trust. Shares carry full dividend and voting rights upon allocation to participants.

Change of Control

The Board has discretion to determine that some or all of the performance rights granted to participants that have not vested will vest in the event of a change of control of the Company.

Cessation of Employment

If a nominated participant’s employment ceases, before performance rights have vested, the participant will normally forfeit the performance rights, unless the participant dies or ceases employment in special circumstances e.g. as a result of redundancy or because the participant has become totally and permanently disabled. In addition to these guidelines, the Board has discretion to determine if other circumstances exist that result in the performance rights not being forfeited. In such cases, the extent to which any unvested performance rights will vest will be determined at the discretion of the Board.

Summary of Performance Rights Granted

The terms and conditions of each performance right affecting remuneration in the current or a future reporting period are as follows:

30 June 2011

Grant date	Tranche	Vesting date	Fair value of grant	Performance achieved
14 October 2008	FY09	30 June 2011	$3.55	50%[1]
29 June 2009	FY10	30 June 2012	$5.44	To be determined
30 June 2011	FY11	30 June 2013	$7.31	To be determined

[1]	Relates to the average percentage of performance rights vested across the three performance hurdles. Refer below for detailed assessment of the outcome of each LTIP performance hurdle.

30 June 2010

Grant date	Tranche	Vesting date	Fair value of grant	Performance achieved
14 October 2008	FY08	30 June 2010	$5.31	85%[1]
14 October 2008	FY09	30 June 2011	$3.55	To be determined
29 June 2009	FY10	30 June 2012	$5.44	To be determined

[1]	Relates to the average percentage of performance rights vested across the three performance hurdles. Refer below for detailed assessment of the outcome of each LTIP performance hurdle.

Outcome of Assessment of LTIP Performance Hurdles for Performance Rights

Performance rights granted under the LTIP relating to the 2009 financial year (2010: 2008 financial year) had a vesting date of 30 June 2011 (2010: 30 June 2010). Following is an assessment of the performance hurdles of EPS, ROIC and TSR for the performance period 1 July 2008 to 30 June 2011 (2010: 1 July 2007 to 30 June 2010):

Earnings Per Share

The percentage of the 2009 Performance Rights (2010: 2008 Performance Rights) linked to the EPS hurdle subject to vest is determined by the growth in EPS from the financial year immediately prior to the start of the Performance Period (base year) to the final financial year of the Performance Period, measured against specified EPS targets.

As the EPS for the 2008 financial year (2010: 2007 financial year) (the ‘base year’) was 36.6 (2010: 35.5) cents per share, the minimum EPS required for the 2011 financial year (2010: 2010 financial year) to each respective base and stretch target is as follows:

Target	Annual EPS growth	Percentage of performance rights subject to vest	Minimum EPS at vesting date to meet target
			2011	2010
Base target	Equal to or greater than 10% but below stretch target of 15%	50%	48.7 cents	47.3 cents
Stretch target	Equal to or greater than 15%	100%	55.7 cents	54.0 cents

The average annual growth rate along with the percentage of rights vested, based on 2011 and 2010 financial years results is shown in the tables below:

30 June 2011

Vesting date	Base year EPS (FY08)	2011 NPAT	2011 weighted Average no. of shares on issue[1]	EPS at 30 June 2011	Average annual growth	% of Rights subject to vest
30 June 2011	36.6 cents	$241,390,000	291,686,234	82.8 cents	31.25%	100%

[1]	EPS is calculated on weighted average number of shares on issue during the year

30 June 2010

Vesting date	Base year EPS (FY07)	2010 NPAT	2010 weighted Average no. of shares on issue	EPS at 30 June 2010[1]	Average annual growth	% of Rights subject to vest
30 June 2010	35.5 cents	$125,064,000	253,680,737	49.3 cents	11.6%	50%

[1]	EPS is calculated on weighted average number of shares on issue during the year

Return on Invested Capital (ROIC)

For the 2009 Performance Rights (2010: 2008 Performance Rights), the ROIC over the three-year vesting period along with the calculated annual average over the period is assessed. The base target is an average annual ROIC of 12% and the stretch target is an average annual ROIC of 15%.

For this purpose, ROIC is calculated using the following formula:

ROIC	=	Earnings before interest and tax

Interest bearing debt + Shareholders equity

Assessment of ROIC is summarised in the tables below.

30 June 2011

The outcome of 17.2% is above the stretch target of 15% and therefore 100% of the rights attached to the ROIC hurdle vested for the 2009 Performance Rights.

Performance Period	EBIT $’000	Debt + equity $’000	Actual ROIC at 30 June	% of rights subject to vest
2009	247,836	1,116,898	22.2%
2010	170,841	1,228,017	13.9%
2011	309,022	1,878,746	16.4%
Annualised average	242,566	1,407,904	17.2%	100%

30 June 2010

The estimated outcome of 17.3% is above the stretch target of 15% and therefore 100% of the rights attached to the ROIC hurdle vested for the 2008 Performance Rights.

Vesting Period	EBIT $’000	Debt + Equity $’000	Actual ROIC at 30 June	% of Rights subject to vest
2008	114,006	738,991	15.4%
2009	247,836	1,116,898	22.2%
2010	170,841	1,228,017	13.9%
Annualised Average	177,561	1,027,969	17.3%	100%

Total Shareholder Return (TSR)

For the 2009 Performance Rights (2010: 2008 Performance Rights), TSR was calculated by an independent third party comparing Macarthur Coal’s TSR performance against a comparator group listed in the S&P ASX 300 Index as at the start of the Performance Period (1 July 2008) (2010: 1 July 2007). The comparator group comprised 295 (2010: 295) companies.

The companies in the comparator group were ranked by their TSR performance:

•	50% of the relative TSR portion of the 2008 Performance Rights were to vest if Macarthur Coal ranked at the median of the peer group

•	100% were to vest if Macarthur Coal ranked at the upper quartile or above of the peer group

•

In the event that the TSR was between the median and the upper quartile of the comparator companies, the level of vesting was to be 50% plus 2% for every one percentile increase in Macarthur Coal’s relative position.

In the period 1 July 2008 to 30 June 2011, Macarthur Coal achieved a TSR of -40.707% and ranked at the 40th percentile. The negative TSR during the three-year period was, in part, the result of sustained impacts of the global financial crisis on global equity markets. In the case of Macarthur Coal, the reduction in TSR was accentuated as the Company was subject to takeover speculation during the first half of 2008. Based on the percentile ranking, none of the TSR portion of the 2009 Performance Rights vested on 30 June 2011.

In the period 1 July 2007 to 30 June 2010, Macarthur Coal achieved a TSR of 93.7% and ranked at the 98.4th percentile. Based on the percentile ranking, 100% of the TSR portion of the 2008 Performance Rights vested on 30 June 2010.

Vesting Profiles of Performance Rights

A summary of vesting profiles of the performance rights granted as remuneration to each of the key management personnel of the Group are detailed below:

30 June 2011	Rights granted		Vested		Forfeited[1]		Value of rights forfeited[2]
	No.	Tranche	No.	%	No.	%	$
Key Management Personnel
Nicole Hollows	FY09 FY10 FY11	19,218 47,543 45,342	9,609 — —	50 — —	9,609 — —	50 — —	105,219 — —
Gary Lee	FY09 FY10 FY11	7,495 18,542 10,635	3,748 — —	50 — —	3,748 — —	50 — —	41,041 — —
Lisa Dalton	FY09 FY10 FY11	3,997 13,074 9,398	1,999 — —	50 — —	1,999 — —	50 — —	21,889 — —
Graham Yerbury	FY11	7,997	—	—	—	—	—
Rod Dyer	FY11	8,862	—	—	—	—	—
Scott Croger	FY11	4,946	—	—	—	—	—
Allan Fidock[3]	FY11	2,473	—	—	—	—	—

Former Executives
Peter Kane[4]	FY09 FY10	11,531 28,526	— —	— —	11,531 28,526	100 100	142,523 352,581
Michael Gray[5]	FY09 FY10 FY11	3,844 9,509 1,217	1,922 — —	50 — —	1,922 — —	50 — —	21,046 — —
Stuart Hatton[6]	FY09 FY10	6,558 18,542	— —	— —	6,558 18,542	100 100	56,333 159,276

[1]

The number and % forfeited in the year represents the reduction from the maximum number of rights available to vest due to performance criteria not being achieved or where an Executive has resigned and therefore forfeited the rights.

[2]	Value of rights forfeited are based on the number of rights forfeited at the closing share price on 30 June 2011.
[3]

Allan Fidock was appointed to Executive General Manager Operations on 1 February 2011 and was therefore considered to be one of the key management personnel from that date. Given that Mr Fidock was one of the top five earners in the Group (section 300A(1)(c) of the Corporations Act 2001) for the 2011 financial year, remuneration has been disclosed for the full 12 months.

[4]	Peter Kane resigned effective 18 February 2011. The value of rights forfeited is based on the closing share price on 18 February 2011.
[5]

Michael Gray was appointed to the position of CEO of Middlemount Coal Pty Ltd on 15 September 2010 and was no longer a key management personnel of the Macarthur Coal Group from that date. Mr Gray was awarded performance rights for the 2011 financial year based on the period he was a key management personnel of the Group.

[6]	Stuart Hatton resigned effective 30 October 2009. The value of rights forfeited is based on the closing share price on 30 October 2009.

30 June 2010	Rights granted		Vested		Forfeited[1]		Value of rights forfeited[2]
	No.	Tranche	No.	%	No.	%	$
Key Management Personnel
Nicole Hollows	27,548	FY08	23,416	85	4,132	15	50,080
	19,218	FY09	—	—	—	—	—
	47,543	FY10	—	—	—	—	—
Peter Kane	9,297	FY08	7,902	85	1,395	15	16,907
	11,531	FY09	—	—	—	—	—
	28,526	FY10	—	—	—	—	—
Gary Lee	10,468	FY08	8,898	85	1,570	15	19,028
	7,495	FY09	—	—	—	—	—
	18,542	FY10	—	—	—	—	—
Lisa Dalton	3,361	FY08	2,857	85	504	15	6,108
	3,997	FY09	—	—	—	—	—
	13,074	FY10	—	—	—	—	—
Michael Gray	7,438	FY08	6,322	85	1,116	15	13,526
	3,844	FY09	—	—	—	—	—
	9,509	FY10	—	—	—	—	—

Former Executives
Stuart Hatton[3]	6,558	FY09	—	—	6,558	100	56,333
	18,542	FY10	—	—	18,542	100	159,276
Shane Stephan[4]	10,468	FY08	—	—	10,468	100	93,165
	7,495	FY09	—	—	7,495	100	66,706

[1]

The number and % forfeited in the year represents the reduction from the maximum number of rights available to vest due to performance criteria not being achieved or where an Executive has resigned and therefore forfeited the rights.

[2]	Value of rights forfeited are based on the number of rights forfeited at the closing share price on 30 June 2010.
[3]	Stuart Hatton resigned effective 30 October 2009. The value of rights forfeited is based on the closing share price on 30 October 2009.
[4]	Shane Stephan resigned effective 21 August 2009. The value of rights forfeited are based on the closing share price on 21 August 2009.

Individual Directors and Executives compensation disclosures

No Director has entered into a material contract with the Group since the end of the previous financial year and there were no material contracts involving Directors’ interests existing at the reporting date.

CEO and executive employment contracts

The Group has entered into employment contracts with each executive. Each contract provides for participation in the STIP and LTIP, subject to the Board’s discretion and has an open term, subject to rights of termination given to the employee and the Group. A summary of the key provisions of the employment contracts for the former CEO and senior executives is set out in the following tables:

30 June 2011

	NOTICE TO BE GIVEN BY EXECUTIVE	NOTICE TO BE GIVEN BY GROUP[1]	MAXIMUM TERMINATION PAYMENT[2]	OTHER PAYMENTS[3]
Nicole Hollows	3 months	12 months	12 months (termination) 24 months (redundancy)	No
Gary Lee	3 months	3 months	12 months (redundancy)	No
Lisa Dalton	3 months	3 months	12 months (redundancy)	No
Graham Yerbury	3 months	3 months	12 months (redundancy)	No
Rodney Dyer	3 months	3 months	12 months (redundancy)	No
Scott Croger	3 months	3 months	12 months (redundancy)	No
Allan Fidock	2 months	3 months	12 months (redundancy)	No

[1]

Payments may be made in lieu of notice period; Executives can also be terminated without notice for gross misconduct; The Executives are also entitled to receive, on termination of employment, their statutory entitlements of accrued annual and long-service leave, together with any superannuation benefits.

[2]

The CEO’s contract of employment specifies a 12-month termination payment and in the event that the CEO is made redundant, an entitlement to a 12-month redundancy payment in addition to the 12-month termination payment (total 24-month redundancy payment) as approved by Shareholders in 2010. Executives (other than the CEO) do not have a contractual right to a termination payment above their notice period except in the case of redundancy. Should an executive (other than the CEO) become redundant, they are entitled to a severance payment equivalent to three weeks pay pro-rata for each year of continuous service provided that the severance payment will be a minimum of 26-weeks pay and a maximum of 52-weeks pay. Note that in all contracts, the Group retains the right to terminate the employment contract without notice for gross misconduct.

[3]	Other payments include housing allowances, motor vehicle allowances and relocation allowances.

30 June 2010

	NOTICE TO BE GIVEN BY EXECUTIVE	NOTICE TO BE GIVEN BY GROUP[1]	MAXIMUM TERMINATION PAYMENT[2]	OTHER PAYMENTS[3]
Nicole Hollows	3 months	12 months	12 months (termination) 24 months (redundancy)	No
Peter Kane	3 months	3 months	12 months (redundancy)	No
Gary Lee	3 months	3 months	12 months (redundancy)	No
Lisa Dalton	3 months	3 months	12 months (redundancy)	No
Michael Gray	3 months	3 months	12 months (redundancy)	No

[1]

Payments may be made in lieu of notice period; Executives can also be terminated without notice for gross misconduct; The Executives are also entitled to receive, on termination of employment, their statutory entitlements of accrued annual and long-service leave, together with any superannuation benefits.

[2]

The CEO’s contract of employment specifies a 12-month termination payment and in the event that the CEO is made redundant, an entitlement to a 12-month redundancy payment in addition to the 12-month termination payment (total 24-month redundancy payment) as approved by Shareholders in 2010. Executives (other than the CEO) do not have a contractual right to a termination payment above their notice period except in the case of redundancy. Should an executive (other than the CEO) become redundant, they are entitled to a severance payment equivalent to three weeks pay pro-rata for each year of continuous service provided that the severance payment will be a minimum of 26-weeks pay and a maximum of 52-weeks pay. Note that in all contracts, the Group retains the right to terminate the employment contract without notice for gross misconduct.

[3]	Other payments include housing allowances, motor vehicle allowances and relocation allowances.

Equity instruments

Performance rights may be issued pursuant to the Long Term Incentive Plan. Refer Note 24 for further details.

Options and rights over equity instruments

There were no options held by Key Management Personnel at any time during the year (2010: nil). There was no movement during the reporting period in the number of options over ordinary shares in Macarthur Coal Limited held, directly, indirectly or beneficially, by each key management person, including their related parties (2010: nil). No options held by Key Management Personnel are vested but not exercisable at 30 June 2010 or 2011. As at 30 June 2011, a number of performance rights held by Key Management Personnel of the Group vested, but had not been settled. Shares purchased in September 2010 and remain held in trust at 30 June 2011 relating to vested performance rights at 30 June 2010 were 49,395 (2010: nil). Refer to Note 24 ‘Share-based payments – Long Term Incentive Plan’ for further details. In addition, detailed remuneration disclosures are provided above.

Movements in shares

The movement during the year in the number of ordinary shares in Macarthur Coal Limited held, directly, indirectly or beneficially, by each key management person, including their related parties, is as follows:

	Held at 1 July 2010	Acquisitions		Received on exercise of options or rights(4)	Disposals	Held at 30 June 2011
Directors
Keith De Lacy	221,740	12,500	(2)	—	—	234,240
Roger Marshall	171,740	10,000	(3)	—	—	181,740
Peter Forbes	69,740	10,000	(3)	—	—	79,740
Chen Zeng	27,500	10,000	(3)	—	(7,000)	30,500
Martin Kriewaldt	15,680	11,323	(3)	—	—	27,003
Terry O’Reilly	247,984	17,500	(3)	—	—	265,484
Nicole Hollows	14,500	440		23,416	—	38,356

Executives
Gary Lee	3,682	—		8,898	—	12,580
Lisa Dalton	—	—		2,857	—	2,857
Graham Yerbury(1)	1,000	2,872		—	—	3,872
Rod Dyer(1)	—	—		—	—	—
Scott Croger(1)	—	—		—	—	—
Allan Fidock(1)	—	45		—	—	45
Michael Gray(1)	4,341	902		6,322	—	11,565
Peter Kane(1)	14,052	—		7,902	—	21,954

(1)

Shareholding information for Key Management Personnel who were not Key Management Personnel for the whole year is only for that portion of the year during which they held a key management position. For the purposes of this table, shares held at appointment are assumed to have been held at 1 July and shares held at termination are assumed to be held at 30 June, with any acquisitions or disposals prior to appointment or after termination not shown.

(2)

Includes 12,500 shares granted as compensation being 5,000 shares relating to the second tranche of shares for the 2010 year and 7,500 shares for the first tranche of shares relating to the 2011 financial year.

(3)

Includes 10,000 shares granted as compensation being 5,000 shares relating to the second tranche of shares for the 2010 year and 5,000 shares for the first tranche of shares relating to the 2011 financial year.

(4)

Shares were granted to Key Management Personnel during the course of the year in accordance with the long term incentive plan. The shares relate to vested performance rights and are placed in trust until such time as the employees elect to have the shares transferred out of the trust. There were 49,395 shares purchased by the trust in 2011 (2010: nil).

Shares are granted to Directors in the current and prior year as application of Directors’ fees as detailed in Note 3(l).

The movement during the previous year in the number of ordinary shares in Macarthur Coal Limited held, directly, indirectly or beneficially, by each key management person, including their related parties, is as follows:

	Held at 1 July 2009	Acquisitions		Received on exercise of options or rights	Disposals	Held at 30 June 2010
Directors
Keith De Lacy	304,240	17,500	(2)	—	100,000	221,740
Roger Marshall	154,240	17,500	(2)	—	—	171,740
Peter Forbes	52,240	17,500	(2)	—	—	69,740
Chen Zeng	10,000	17,500	(2)	—	—	27,500
Martin Kriewaldt	1,000	14,680	(3)	—	—	15,680
Terry O’Reilly	233,304	14,680	(3)	—	—	247,984
Nicole Hollows	14,500	—		—	—	14,500

Executives
Peter Kane	11,552	2,500		—	—	14,052
Gary Lee	3,682	—		—	—	3,682
Lisa Dalton	—	—		—	—	—
Michael Gray(1)	—	4,341		—	—	4,341
Shane Stephan(1)	5,682	—		—	—	5,682
Stuart Hatton(1)	—	—		—	—	—

(1)

Shareholding information for Key Management Personnel who were not Key Management Personnel for the whole year is only for that portion of the year during which they held a key management position. For the purposes of this table, shares held at appointment are assumed to have been held at 1 July and shares held at termination are assumed to be held at 30 June, with any acquisitions or disposals prior to appointment or after termination not shown.

(2)	Includes 15,000 shares granted as compensation being 10,000 shares relating to the 2009 financial year and 5,000 shares for the first tranche of shares relating to the 2010 financial year.
(3)	Includes 12,180 shares granted as compensation being 7,180 shares relating to the 2009 financial year and 5,000 shares for the first tranche of shares relating to the 2010 financial year.

Consequences of performance on shareholders’ wealth

The various components of the way the Group remunerates Executives and the achievements against specific financial and non-financial performance measures over both the short and long-term are designed to create long-term, sustained shareholder value. When setting targets and determining the quantum of remuneration increases, and the fixed and performance linked remuneration components, the Board has regard to a number of factors, including the indices in the table below, in respect of the current and previous financial years.

For 2011, over the previous four years the annualised return to a shareholder who purchased shares on 1 July 2007 ($6.77/share), was paid the dividends by the Company and sold the shares on 30 June 2011 at $10.95/share (the closing price on 30 June 2011) was 15.4%. During the same period, average key management personnel (KMP) compensation has grown by 4.5% per annum.

For 2010, over the previous 4 years:

•

The annualised return to a shareholder who purchased shares on 1 July 2006 ($4.48/share), was paid the dividends by the Company and sold the shares on 30 June 2010 at $12.12/share (the closing price on 30 June 2010) was 31.9%

•	The compound annual growth rate (CAGR) over the period for Directors fees was 28.3%

•	The CAGR for Executive remuneration over the period was a decrease of 7.2%

•	The CAGR for earnings per share over the period was a decrease of 12.3%

Returns to shareholders over the entire period had exceeded the CAGR for Directors’ fees and Executive remuneration.

	2007	2008	2009	2010	2011
Net profit	$66,544,000	$72,684,000	$168,558,000	$125,064,000	$241,390,000
Dividends paid	$54,340,000	$19,481,000	$29,702,000	$53,410,000	$121,596,579
Change in share price	$2.29	$10.10	-$10.27	$5.52	-$1.17
Return on invested capital	13.3%	10.0%	16.2%	10.7%	12.4%
Earnings per share (diluted)	35.5 cents	36.6 cents	79.3 cents	49.3 cents	82.7 cents
KMP remuneration	$5,625,926	$4,518,846	$4,175,631	$5,861,210	$6,699,098

Non-Key Management Personnel disclosures

Identity of related parties

The Group has related party relationships with its subsidiaries (Note 33), joint ventures (Note 29), jointly controlled entities (Note 30), associated entities (Note 34) and its Key Management Personnel (refer disclosures of Key Management Personnel on preceding pages). The Group also has a related party relationship with CITIC Australia Coal Pty Ltd and other members of the CITIC group of companies (CITIC). The related party relationship arises through CITIC’s shareholding in Macarthur Coal Limited during the 2011 and 2010 financial years and its representation on the Board of Macarthur Coal Limited during the same periods. After financial year end, CITIC ceased being a shareholder of Macarthur Coal Limited, however is still a party to several joint ventures to which members of the Macarthur Coal Group and other third parties are also members. These joint ventures undertake either exploration activities or operate working coal mines funded by cash calls in the normal course of business. Coal sales (pre-hedging) of $107,854,000 were made to CITIC during the year (2010: $72,073,000). These transactions were on an arms’ length basis. At year end, there were no outstanding receivables from CITIC (2010: $Nil).

Associates

Macarthur Coal Management Pty Ltd, a controlled entity, charges management fees to Macarthur Coal (C&M Management) Pty Ltd, an associated entity, pursuant to the Management Fee Deed dated 31 August 1998. The management fee paid is equal to 0.5% of the aggregate FOB revenue paid to the Coppabella and Moorvale Joint Venture participants from the sale in aggregate of the first 2 million tonnes of coal from the Coppabella Mine in each financial year for the life of the Deed.

Macarthur Coal Mine Management Pty Ltd, a controlled entity, recharges employee expenses at cost to Macarthur Coal (C&M Management) Pty Ltd, an associated entity, and the Coppabella and Moorvale Joint Venture. The expenses are for work performed by Macarthur Coal Mine Management Pty Ltd staff in relation to the Coppabella and Moorvale mine activities. Expenses totalling $56,163,000 (2010: $44,484,000) were charged to Macarthur Coal (C&M Management) Pty Ltd and Coppabella and Moorvale Joint Venture during the year.

The Company recharges employee and administration expenses at cost to Macarthur Coal (C&M Management) Pty Ltd, an associated entity, and the Coppabella and Moorvale Joint Venture. The expenses are for administration costs and work performed by Company staff in relation to Coppabella and Moorvale mine activities. Expenses totalling $32,728,000 (2010: $24,944,000) were charged to Macarthur Coal (C&M Management) Pty Ltd and the Coppabella and Moorvale Joint Venture during the year.

Macarthur Coal (C&M Equipment) Pty Ltd, an associated entity, recharges lease expenses, interest and depreciation expenses at cost to Macarthur Coal (C&M Management) Pty Ltd, an associated entity, and the Coppabella and Moorvale Joint Venture. The expenses are associated with mining equipment used in relation to Coppabella and Moorvale mine activities. Expenses totalling $19,133,000 (2010: $19,133,000) were charged to Macarthur Coal (C&M Management) Pty Ltd and the Coppabella and Moorvale Joint Venture during the year. The Group has a 73.3% interest in this joint venture.

The aggregate amounts receivable and payable by the Group from non-Director related parties are shown in Notes 16 and 22.

Jointly controlled entities

Custom Mining Pty Ltd, a controlled entity, makes contributions to Middlemount Coal Pty Ltd for the purposes of funding the activities of the Middlemount Coal project, in line with the shareholders’ agreement. Contributions totalling $109,682,000 were made during the year (2010: $52,696,000). An additional amount of $180,000 (2010: $906,000) was advanced to Middlemount Coal Pty Ltd by the Company to fund other corporate costs.

The Company has a related entity payable to Monto Coal 2 Pty Ltd of $23,944,000 (2010: $29,518,000), which is payable to cover costs related to the development of stage 1 of the Monto Coal Joint Venture.

38. Parent entity disclosures

As at, and throughout, the financial years ending 30 June 2011 and 2010 the parent company of the Group was Macarthur Coal Limited.

	Company
	2011 $’000	2010 $’000
Result of the parent entity
Profit for the period	137,433	125,182
Other comprehensive income	—	—

Total comprehensive income for the period	137,433	125,182

Financial position of parent entity at year end
Current assets	461,398	424,040
Total assets	2,036,403	1,065,997

Current liabilities	275,822	44,318
Total liabilities	692,008	277,710

Total equity of the parent entity comprising of:
Share capital	1,253,923	713,420
Reserves	167	399
Retained earnings	90,305	74,468

Total Equity	1,344,395	788,287

Litigation

Refer to Note 32 for details of litigation faced by the Company.

	Company
	2011 $’000	2010 $’000
Parent Entity Commitments for Operating Leases
Future operating lease rentals not provided for in the financial statements and payable:
Not later than one year	3,173	2,867
Later than one year but not later than five years	8,680	6,601
Later than five years	—	1,088

	11,853	10,556

	Company
	2011 $’000	2010 $’000
Parent Entity Commitments on behalf of joint ventures
Commitments under the electricity, water, rail, and port agreements for joint ventures not provided for in the financial statements and payable:
Not later than one year	42,468	32,437
Later than one year but not later than five years	154,099	175,270
Later than five years	141,043	276,478

	337,610	484,185

Guarantees

The Company has provided bank guarantees totalling $333,000 (2010: $422,000) in respect of the Company’s Brisbane head office. These amounts are secured by bank deposits to the value of $333,000 (2010: $333,000) (1)

(1)	These contingent liabilities are considered remote.

Refer to Note 32 for details of other guarantees provided by the Company.

39. Subsequent events

On 11 July 2011, Macarthur Coal Limited announced that it had received a non-binding indicative and conditional proposal from PEAMCoal Pty Ltd (“PEAMCoal”) a Company jointly controlled by Peabody Energy Corporation and ArcelorMittal S.A. under which, subject to due diligence and other matters, PEAMCoal would make a takeover bid for all of the issued shares in Macarthur Coal Limited.

On 4 August 2011 Macarthur Coal Limited received a bidder’s statement from PEAMCoal, containing the terms of a conditional proposal to bid for all of the issued ordinary shares in Macarthur Coal Limited at a price of A$15.50 per share. PEAMCoal subsequently increased the offer to $16.00 per share with a further $0.25 per share if Peabody Energy Corporation reached the compulsory acquisition threshold of 90% of acceptances.

The initial PEAMCoal offer opened on 18 August 2011 and following a number of extensions closed on 25 November 2011. The offer became unconditional on 25 October 2011 with PEAMCoal Limited acquiring 59.86% controlling interest in Macarthur Coal Limited shares. Subsequently ArcelorMittal S.A. elected to sell its interest in PEAMCoal to Peabody Energy Corporation, which will result in Peabody Energy Corporation owning 100% of the shares in PEAMCoal. Nominees of PEAMCoal were appointed to Macarthur Coal’s Board on 26 October 2011. PEAMCoal announced on 16 November 2011 that it had obtained 90% of acceptances to begin the compulsory acquisition process to acquire the remaining outstanding shares of Macarthur Coal Limited. This process is expected to be completed by 31 December 2011.

In light of the above developments, the Directors of Macarthur Coal Limited resolved that the Dividend Reinvestment Plan would not operate for the 2011 final dividend.

Directors’ Declaration

1.	In the opinion of the Directors of Macarthur Coal Limited (‘the Company’):

a)	the Financial Statements set out on pages F-2 to F-92 present fairly in accordance with Australian Accounting Standards:

(i)	the financial position of the Group as at 30 June 2011 and 30 June 2010; and

(ii)	the financial performance and cash flows of the Group for the years ended 30 June 2011 and 30 June 2010;

b)	the Financial Statements also comply with International Financial Reporting Standards as disclosed in Note 2(b); and

c)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Dated at Brisbane this 22nd day of December 2011.

Signed in accordance with a resolution of the Directors:

/s/ Julian Thornton
Julian Thornton Director and Chief Executive Officer

Independent Auditor’s Report

The Board of Directors

Macarthur Coal Limited

We have audited the accompanying consolidated statements of financial position of Macarthur Coal Limited and subsidiaries as of 30 June 2011 and 30 June 2010 and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended 30 June 2011 and 30 June 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Macarthur Coal Limited and subsidiaries as of 30 June 2011 and 30 June 2010, and the results of their operations and their cash flows for the years then ended in conformity with Australian Accounting Standards. The consolidated financial statements also comply with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG
KPMG

Brisbane

22 December 2011

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG

International, a Swiss cooperative.

Liability limited by a scheme approved under

Professional Standards Legislation.